As Filed with the Securities and Exchange Commission on November 13, 1996.
                                                 Registration No. 333-07221

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549
                            Amendment No. 1
                                  To
                               Form S-3
                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933
                      ---------------------------

                            ITT CORPORATION
        (Exact name of registrant as specified in its charter)

         NEVADA                                 88-0340591
(State of Incorporation)           (I.R.S. Employer Identification No.)

                      1330 Avenue of the Americas
                        New York, NY 10019-5490
                            (212) 258-1000
         (Address, including zip code and telephone number, of
              Principal Executive Offices of registrant)

                         RICHARD S. WARD, Esq.
                       Executive Vice President,
       General Counsel and Corporate Secretary, ITT Corporation
                      1330 Avenue of the Americas
                        New York, NY 10019-5490
                            (212) 258-1000
          (Address, including zip code and telephone number,
                 of agent for service of registrant)
                      ---------------------------

                              Copies to:


 MARGARET M. FORAN, Esq.                 GEORGE W. BILICIC, JR., Esq.
Associate General Counsel                  Cravath, Swaine & Moore
 and Assistant Secretary                       Worldwide Plaza
     ITT Corporation                          825 Eighth Avenue
1330 Avenue of the Americas                New York, NY 10019-7475
 New York, NY 10019-5490



                      ---------------------------

          Approximate date of commencement of proposed sale to the public: As soon as possible following the effectiveness of this registration statement.

          If the only securities being registered on this form are being offered by dividend or interest reinvestment plans, please check the following box. [ ]

          If any of the securities being registered on this form will be offered on a delayed or continuous basis under Rule 415, other than securities offered only with dividend or interest reinvestment plans, check the following box. [X]

          If this form is filed to register additional securities for an offering under Rule 462(b), please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

          If this form is a post-effective amendment filed under Rule 462(c), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

          If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [X]

                    CALCULATION OF REGISTRATION FEE


                                   Proposed     Proposed
                                   maximum      maximum
Title of each class     Amount     offering     aggregate       Amount of
of securities to        to be      price per    offering       registration
be registered         registered   unit (1)     price (2)          fee
-------------------   ----------   ---------    ---------      ------------
Debt Securities
(4)(9)
Preferred Stock
(5)(6)(9)
Depositary Shares
(6)(9)
Common Stock,
no par value             (3)          (3)         (3)             (3)
per share
(including
Preferred Share
Purchase Rights)
(7)(9)
Warrants(8)(9)
---------------------------------------------------------------------------
        Total       $565,541,250(9)   100%   $565,541,250(9)   $195,015(11)


(1) The proposed maximum offering price per unit will be determined by us in connection with the issuance of the securities.

(2) The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee under Rule 457(o).

(3)   Not applicable under General Instruction II.D. of Form S-3.

(4) Subject to note (10) below, we are registering an indeterminate principal amount of Debt Securities. If any Debt Securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $565,541,250 less the dollar amount of any securities previously issued.

(5) Subject to note (10) below, we are registering an indeterminate number of shares of Preferred Stock.

(6) Subject to note (10) below, we are registering an indeterminate number of Depositary Shares to be evidenced by Depositary Receipts issued under a Deposit Agreement. If we elect to offer fractional interests in shares of Preferred Stock, Depositary Receipts will be distributed for such fractional interests and the shares of Preferred Stock will be issued to the depositary under the Deposit Agreement.

(7) Subject to note (10) below, we are registering an indeterminate number of shares of Common Stock. We are also registering an indeterminate number of shares of Common Stock to be issued, upon conversion or redemption of Preferred Stock or Debt Securities. Includes associated Preferred Share Purchase Rights (the "Rights"). Until the occurrence of certain prescribed events, none of which has occurred, the Rights are not exercisable, are evidenced by the certificates representing the Common Stock, and will be transferred only with the Common Stock.

(8) Subject to note (10) below, we are registering an indeterminate amount and number of Warrants, representing rights to purchase Debt Securities, Preferred Stock or Common Stock.

(9) Subject to note (10) below, we are registering an indeterminate number of shares of Debt Securities, Preferred Stock, Depositary Shares and Common Stock, to be issued upon conversion or redemption, or upon the exercise of Warrants, Debt Securities, Preferred Stock or Depositary Shares.

(10) In no event will the aggregate initial offering price of all securities issued exceed $565,541,250 or the equivalent in one or more foreign currencies, foreign currency units, or composite currencies. The aggregate amount of Common Stock registered is further limited to that which is permissible under Rule 415(a)(4) under the Securities Act. The registered securities may be sold separately or as units with other registered securities.

(11)  Previously paid.

     The Registrant amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall become effective according to
Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting under
Section 8(a), may determine.

     ITT CORPORATION

       By this prospectus, we may offer -

           DEBT SECURITIES

           PREFERRED STOCK

           DEPOSITARY SHARES

           COMMON STOCK

           WARRANTS

                                       We will provide the
                                       specific terms of these
                                       securities in supplements
                                       to this prospectus.  You
                                       should read this prospectus
                                       and the supplements
                                       carefully before you invest.

     ITT Corporation

      includes -

           ITT Sheraton Corporation
           Ciga, S.p.A.
           Caesars World, Inc.
           Madison Square Garden, L.P.
           ITT Educational Services, Inc.
           ITT World Directories, Inc.


     These securities have not been approved by the --
        SEC,
        state securities commissions,
        Nevada State Gaming Control Board,
        New Jersey Casino Control Commission
        Mississippi Gaming Commission, or the
        Indiana Gaming Commission.

None of these organizations has determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated November   , 1996.

                           TABLE OF CONTENTS


                                                               Page

SUMMARY................................................          4

WHERE YOU CAN FIND MORE INFORMATION....................          8

THE COMPANY............................................          9

PROSPECTUS SUPPLEMENT..................................         10

USE OF PROCEEDS........................................         10

RATIO OF EARNINGS TO TOTAL FIXED CHARGES ..............         10

DESCRIPTION OF DEBT SECURITIES.........................         10

               General.................................         10

               Subordination...........................         11

               Conversion..............................         11

               Certain Restrictive Covenants...........        12

               Consolidation, Merger or Sale...........        14

               Redemption Pursuant to Gaming Laws......        14

               Modification of Indenture...............        15

               Events of Default.......................        15

               Payment and Transfer....................        16

               Global Securities.......................        16

               Defeasance..............................        17

DESCRIPTION OF CAPITAL STOCK...........................        17

               Common Stock............................        17

               Preferred Stock.........................        18

               Preferred Stock Rights Agreement........        18

               Nevada General Corporation Law..........        19

               Restrictions on Alien Ownership.........        21

DESCRIPTION OF DEPOSITARY SHARES.......................        21

               General.................................        21

               Dividends and Other Distributions.......        22

               Conversion and Exchange.................        22

               Redemption of Depositary Shares.........        22

               Voting the Preferred Stock..............        22

               Amendment and Termination of
               Depositary Agreement....................        23

               Charges of Depositary...................        23

               Resignation and Removal of Depositary...        23

               Miscellaneous...........................        23

DESCRIPTION OF WARRANTS................................        23

CASINO GAMING REGULATION...............................        24

               Nevada Gaming Regulation................        24

               New Jersey Gaming Regulation............        25

               Mississippi Gaming Regulation...........        27

               Windsor, Ontario Gaming Regulation......        28

               Nova Scotia Gaming Regulation...........        28

               Indiana Gaming Regulation...............        28

               Related Provisions of our
                   Restated Articles of Incorporation..        28

PLAN OF DISTRIBUTION...................................        29

LEGAL OPINIONS.........................................        29

EXPERTS................................................        30

                                   SUMMARY


     This summary highlights selected    in Windsor, Ontario, and operates
information from this document and      four non-gaming resorts in
may not contain all of the              Pennsylvania's Pocono Mountains.  We
information that is important to        have recently announced an extensive
you.  To understand the terms of our    capital expenditure program designed
securities, you should carefully read   to increase and enhance the Caesars
this document and the prospectus        product.  As part of that program,
supplement that gives the specific      Caesars Palace in Las Vegas and
terms of the securities we are          Caesars Atlantic City will undergo
offering.  You should also read the     extensive renovations.
documents we have referred you to in
Where You Can Find More Information          In March 1995, we, in
on page 8 for information on our        partnership with subsidiaries of
company and our financial statements.   Cablevision Systems Corporation,
                                        acquired MSG, the owner of the New
ITT Corporation                         York Knickerbockers basketball and
                                        New York Rangers hockey franchises
     Our company combines one of the    as well as the Madison Square Garden
world's largest hotel and gaming        Arena, which seats approximately
companies with a premier sports and     20,000 people, and the MSG cable
entertainment franchise and             television entertainment network.
information service business.  Our      Through theMSG cable television
hospitality, gaming, and                network, MSG supplies and distributes
entertainment businesses are            television programming, which currently
conducted through ITT Sheraton          includes broadcasts of the Knicks,
Corporation, Ciga, S.p.a., Caesars      Rangers and Yankees games, for cable
World, Inc. and Madison Square          systems, principally in New York,
Garden, L.P.  The information service   New Jersey and Connecticut.
business in conducted through ITT
World Directories, Inc. and ITT              On July 1, 1996, we, in
Educational Services, Inc.              partnership with Dow Jones & Co.,
                                        purchased television station WNYC-
     Through the ITT Sheraton brand     TV from New York City.  The station
name, we are represented in most        has been renamed WBIS+ and in
major markets of the world.  In 1995,   January 1997 it plans to fully
over 45 million customers stayed at     introduce a new format of business
ITT Sheraton properties in              and sports programming.
approximately 60 countries.  ITT
Sheraton is a worldwide hospitality          ITT World Directories, an 80%
network of owned, leased, managed and   owned subsidiary, engages in the
franchised properties, including        publication of telephone
hotels, casinos and inns.  Gaming       directories, including classified
operations are marketed under the       directory services for telephone
Caesars World and ITT Sheraton brand    subscribers in numerous countries
names and are currently represented     outside the United States, as well
in Las Vegas, Atlantic City, Halifax    as in Puerto Rico and the United
(Nova Scotia), Sydney (Nova Scotia),    States Virgin Islands.  ITT
Lake Tahoe, Tunica County               Educational Services, which is owned
(Mississippi), Lima (Peru), Cairo       83% by us and 17% by the public,
(Egypt), Windsor (Ontario) and          operates technical colleges offering
Townsville (Australia).  In addition,   post- secondary career education.
the acquisition in 1994 of 70.3% of
Ciga and other key hotel properties          We also own approximately 7.5
enhanced our geographic balance along   million shares (4.8%) of Alcatel
with our image and profile.             Alsthom, a French company, which
                                        owns Alcatel N.V., one of the
     Caesars World is one of the        largest telecommunications equipment
leading companies in gaming.            manufacturers in the world.
Caesars' flagship property is the
renowned Caesars Palace in Las Vegas         As a result of a spin-off on
and Caesars also owns and operates      December 19, 1995 we became an
Caesars Atlantic City in Atlantic       independent company and are no
City, New Jersey, and Caesars Tahoe     longer affiliated with ITT
in Stateline, Nevada.  Caesars also     Industries, Inc. or ITT Hartford
owns one-third of a management          Group, Inc.
company that operates Casino Windsor,
which was opened in May 1994

Selected Financial Information

     The following information is unaudited and was derived from our financial statements. The information is only a summary and does not provide all of the information contained in our financial statements, including the related notes, and Management's Discussion and Analysis, which are part of our Annual Report on Form 10-K for the year ended December 31, 1995 and our Quarterly Reports on Form 10- Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996. You should read our financial statements and other information that we have filed with the SEC.


                           Nine Months Ended            Nine Months Ended
                             September 30,                September 30,
                                1996                         1995
                                ----                         ----

Revenues                  $4.8 billion                 $4.6 billion
Net Income                $183 million                 $103 million
Net Income Per Share      $1.54                        $0.87


                           At September 30,              At December 31,
                                1996                     1995 (audited)
                           ----------------              ---------------

Total Assets              $9.2 billion                 $8.7 billion
Stockholders Equity       $3.0 billion                 $2.9 billion


     Our ability to generate earnings to pay the fixed expenses of our debt is shown below. Before the spin-off in December 1995, our expenses were allocated to us by our parent. While we believe the method used to allocate those expenses was reasonable, these allocations may not necessarily reflect the costs we would have incurred if we had operated as a separate company.


               Ratio of earnings to total fixed charges
               ----------------------------------------

                    Nine Months
                       Ended                              Year Ended
                  September 30, 1996                   December 31, 1995
                  ------------------                   -----------------
                        2.46                                  1.76

     These computations include us and our subsidiaries, and 50% or less equity companies. For these ratios, "earnings" is determined by adding "total fixed charges" (excluding interest capitalized), income taxes, minority common stockholders equity in net income and amortization of interest capitalized to income from continuing operations after eliminating equity in undistributed earnings and adding back losses of companies in which at least 20% but less than 50% equity is owned. For this purpose, "total fixed charges" consists of (1) interest on all indebtedness and amortization of debt discount and expense, (2) interest capitalized and (3) an interest factor attributable to rentals.

The Securities We May Offer              change our obligations or your rights
                                         concerning the debt.  But to change
     We may offer up to $565,541,250     the payment of principal or interest,
of any of the following securities       every holder in that series must
either separately or in units:  debt,    consent.
preferred stock, depositary shares,
common stock, and warrants.  The      o  The gaming laws of certain
Prospectus Supplement will describe      jurisdictions may limit who may own
the specific amounts, prices, and        securities.  If these laws do not
terms of these securities.               permit you to hold our debt, we
                                         may redeem your debt securities or
Debt Securities                          require you to sell them.  In the
                                         event you are not permitted to
We may offer unsecured general           hold our debt under such gaming
obligations of our company in the        laws, we may redeem the debt at
form of either senior or subordinated    the lesser of either:  (1) the
debt.  Senior debt includes our          price you paid, or (2) the lowest
notes, debt, and guarantees, which       closing sale price on any of the
are for money borrowed and not           120 trading days prior to the
subordinated.  Subordinated debt,        date the gaming authorities gave
designated at the time it is issued,     a notice of disqualification.
is entitled to interest and principal
payments after the senior debt        o  We may discharge the indentures at
payments.                                any time by depositing sufficient
                                         funds with the Trustee to pay the
The senior and subordinated debt will    obligations when due.  All amount
be issued under separate indentures      due to you on the debt would be
between the company and a trustee, a     paid by the Trustee from the
U.S. banking institution.  We have       deposited funs.
summarized the general features of
the debt from the indentures.  We     o  If we fail to meet our obligations
encourage you to read the indentures     on the debt, the indentures give
which are exhibits to our                you the following remedy:
registration statement No. 333-07221,
our recent annual report on Form 10-K
and our recent quarterly reports on      Event of Default
Form 10-Q.  Directions on how you can
get copies are provided on page 8.       o Principal not paid when due

General Indenture Provisions that        o Sinking fund payment not made
apply to Senior and Subordinated Debt      when due

                                         o Failure to pay interest for
o Neither indenture limits the amount      30 days
  of debt that we may issue or provides
  holder any protection should there     o Covenants not performed for
  be a highly leveraged transaction        60 days
  involving our company.
                                         o Acceleration of at least
o If we redeem debt which is               $10,000,000 in principal amount
  convertible into our capital stock,      of other debt not rescinded in
  your right to convert that debt into     30 dyas after notice
  our capital stock will expire on
  the redemption date.                   o Any other event of default in
                                           the indenture
o The indentures allow us to merge
  or to consolidate with another         Remedy
  company, or sell all or substantially
  all of our assets to another company.      Trustee or holders of 25% of
  If these events occur, the other       the principal amount outstanding
  company will be required to assume     in a series may declare principal
  our responsibilities on the debt,      immediately payable.  However, a
  and we will be released from all       majority in principal amount may
  liabilities and obligations.           rescind this action.

o The indentures provide that holders
  of a majority of the total
  principal amount of the debt
  outstanding in any series may vote to

Preferred Stock                       Common Stock

   We may issue preferred stock in       Common Stock holders are entitled
one or more series and will determine to receive dividends declared by the the dividend, voting, and conversion Board of Directors (subject to rights
rights, and other provisions at the   of Preferred Stock holders).
time of sale.  We may also issue      Currently, we do not pay a dividend.
fractional shares of preferred stock  Each holder of Common Stock is
that will be represented by           entitled to one vote per share.  The
depositary shares and receipts.       holders of common stock have no
                                      preemptive rights or cumulative
   On November 1, 1995, we            voting rights.
established a preferred share
purchase rights plan and declared a
dividend of one right for each share  Warrants
of common stock outstanding.  We will
distribute the rights only when we       We may issue warrants for the
learn that a person has the right to  purchase of Debt Securities,
acquire more than 15% of our          Preferred Stock or Common Stock.  We
outstanding common stock.  You should may issue warrants independently or
read the section of the prospectus    together with debt securities,
coverning the Nevada General          preferred stock or common stock.
Corporation Law which applies to us
and may make acquisitions or changes
of control more difficult.

WHERE YOU CAN FIND MORE INFORMATION     You may request a copy of these
                                        filings, at no cost, by writing or
   We file annual, quarterly and        telephoning us at the following
special reports, proxy statements and   address:
other information with the SEC.  You
may read and copy any document we             Corporate Secretary
file at the SEC's public reference            ITT Corporation
rooms in Washington, D.C., New York,          1330 Avenue of the Americas
New York and Chicago, Illinois.               New York, NY 10019-5490
Please call the SEC at 1-800-SEC-0330         212-258-1000
for further information on the public
reference rooms.  Our SEC filings are
also available to the public from our
web site at http://ittinfo.com or at       You should rely only on the
the SEC's web site at                   information incorporated by reference
http://www.sec.gov.                     or provided in this prospectus or the
                                        prospectus supplement.  We have
   The SEC allows us to "incorporate    authorized no one to provide you with
by reference" the information we file   different information.  We are not
with them, which means that we can      making an offer of these securities
disclose important information to you   in any state where the offer is not
by referring you to those documents.    permitted.  You should not assume
The information incorporated by         that the information in this
reference is considered to be part of   prospectus or the prospectus
this prospectus, and later              supplement is accurate as of any date
information filed with the SEC will     other than the date on the front of
update and supersede this               the document.
information.  We incorporate by
reference the documents listed below
and any future filings made with the
SEC under Section 13(a), 13(c), 14,
or 15(d) of the Securities Exchange
Act of 1934 until our offering is
completed.

   (a)   Annual Report on Form
10-K for the year ended December 31,
1995;

   (b)   Quarterly Reports on
Form 10-Q for the quarters ended
March 31, 1996, June 30, 1996 and
September 30, 1996;

   (c)   The description of the
Company's capital stock contained in
Amendment No.1 to Form 10/A dated
November 13, 1995; and

   (d)    The portions of the
Company's Proxy Statement on Schedule
14A for the Annual Meeting of
Shareholders held on May 14, 1996
that have been incorporated by
reference into the 10-K.

              THE COMPANY             acquired MSG, the owner of the New
                                      York Knickerbockers basketball and
   ITT Corporation (the "Company"     New York Rangers hockey franchises as
which may be referred to as "we" or   well as the Madison Square Garden
"us") combines one of the world's     Arena, which seats approximately
largest hotel and gaming companies    20,000 people, and the MSG cable
with a premier sports and             television entertainment network.
entertainment franchise and           Through the MSG cable television
information service business.  The    network, MSG supplies and distributes
Company conducts these businesses     television programming, which currently
through some of the most recognized   includes broadcasts of the Knicks,
brand names in the world.  Our        Rangers and Yankees games, for cable
hospitality, gaming and entertainment systems, principally in New York, businesses are conducted through ITT New Jersey and Connecticut.
Sheraton Corporation ("ITT
Sheraton"), Ciga, S.p.A. ("Ciga"),       On July 1, 1996, we, in
Caesars World, Inc. ("Caesars") and   partnership with Dow Jones & Co.,
Madison Square Garden, L.P. ("MSG").  purchased television station WNYC-TV
Our information service business is   from New York City.  The station has
conducted through ITT World           been renamed WBIS+ and in January
Directories, Inc. ("ITT World         1997 it plans to fully introduce a
Directories") and ITT Educational     new format of business and sports
Services, Inc. ("ITT Educational      programming.
Services").
                                         ITT World Directories, an 80%
   Through the ITT Sheraton brand     owned subsidiary, engages in the
name, we are represented in most      publication of telephone directories,
major markets of the world.  In 1995, including classified directory
over 45 million customers stayed at   services for telephone subscribers in
ITT Sheraton properties in            numerous countries outside the United
approximately 60 countries.  ITT      States, as well as in Puerto Rico and
Sheraton is a worldwide hospitality   the United States Virgin Islands.
network of owned, leased, managed and ITT Educational Services, which is
franchised properties, including      owned 83% by us and 17% by the
hotels, casinos and inns.  Gaming     public, operates technical colleges
operations are marketed under the     offering post-secondary career
Caesars World and ITT Sheraton brand  education.
names and are currently represented
in Las Vegas, Atlantic City, Halifax     We currently own approximately 7.5
(Nova Scotia), Sydney (Nova Scotia),  million shares, or approximately 4.8%
Lake Tahoe, Tunica County             of the outstanding capital shares, of
(Mississippi), Lima (Peru), Cairo     Alcatel Alsthom, a French company
(Egypt), Windsor (Ontario) and        that owns Alcatel N.V., one of the
Townsville (Australia).  In addition, largest telecommunications equipment
the acquisition in 1994 of 70.3% of   manufacturers in the world.
Ciga and other key hotel properties
enhanced our geographic balance along    We were formerly a wholly owned
with our image and profile.           subsidiary of a Delaware corporation
                                      known as ITT Corporation ("Old
   Caesars World is one of the        ITT").  We are a Nevada corporation,
leading companies in gaming.          with world headquarters at 1330
Caesars' flagship property is the     Avenue of the Americas, New York, New
renowned Caesars Palace in Las Vegas  York 10019-5490, and were
and Caesars also owns and operates    incorporated in 1995.  On
Caesars Atlantic City in Atlantic     December 19, 1995, Old ITT (which has
City, New Jersey, and Caesars Tahoe   been renamed "ITT Industries, Inc.")
in Stateline, Nevada.  Caesars also   distributed to its shareholders all
owns one-third of a management        of the outstanding shares of the
company that operates Casino Windsor, Common Stock (the "Distribution").
which was opened in May 1994 in       The Securities offered under this
Windsor, Ontario, and operates four   Prospectus (the "Offered Securities")
non- gaming resorts in Pennsylvania's do not represent an ownership
Pocono Mountaqins.  We have recently  interest in or obligation of ITT
announced an extensive capital        Industries, Inc. We are no longer
expenditure program designed to       affiliated with ITT Industries, Inc.
increase and enhance the Caesars      or ITT Hartford Group, Inc.
product.  As part of that program,
Caesars Palace in Las Vegas and
Caesars Atlantic City will undergo
extensive renovations.

   In March 1995, we, in partnership
with subsidiaries of Cablevision
Systems Corporation,

         PROSPECTUS SUPPLEMENT                    USE OF PROCEEDS

   The Prospectus Supplement for each    The net proceeds from the sale of
offering of securities will contain   the Offered Securities will be used
the specific information and terms    for general corporate purposes.
for that offering.  The Prospectus    General corporate purposes may
Supplement may also add, update or    include repayment of debt,
change information contained in this acquisitions, additions to working Prospectus. It is important for you capital and capital expenditures.
to read both this Prospectus and the
Prospectus Supplement before you
invest.
                  RATIO OF EARNINGS TO TOTAL FIXED CHARGES

     The following table contains our consolidated ratios of earnings to fixed charges for each of 1995, 1994, 1993, 1992 and 1991 and for the nine months ended September 30, 1996. For the periods before the Distribution, our financial statements were prepared as if we were a separate entity. Certain costs of Old ITT, including certain items included in fixed charges, were allocated to us. In the opinion of management, the methods for allocating these costs are believed to have been reasonable. However, the costs allocated to us are not necessarily indicative of the costs that would have been incurred if we had been operated as an unaffiliated entity. It is not practical to estimate such costs on a stand alone basis.



                        Nine Months          Year Ended December 31,
                           Ended
                      Sept. 30, 1996   1995    1994   1993    1992   1991
                      --------------   ----    ----   ----    ----   ----
Ratio of earnings to
total fixed charges        2.46        1.76    1.98   3.23    1.49   1.41

     These computations include us and our subsidiaries, and 50% or less equity companies. For these ratios, "earnings" is determined by adding "total fixed charges" (excluding interest capitalized), income taxes, minority common stockholders equity in net income and amortization of interest capitalized to income from continuing operations after eliminating equity in undistributed earnings and adding back lossesof companies in which at least 20% but less than 50% equity is owned. For this purpose, "total fixed charges" consists of
(1) interest on all indebtedness and amortization of debt discount and expense, (2) interest capitalized and (3) an interest factor attributable to rentals.
                        ----------------------

DESCRIPTION OF DEBT SECURITIES                The following summary of
                                      certain provisions of the Indentures
        The Debt Securities will be   is not complete and you should look
either our senior debt ("Senior Debt at the applicable Indenture that is Securities") or our subordinated debt filed as an exhibit to the
("Subordinated Debt Securities").     Registration Statement.  All article
The Debt Securities will be issued    and section references are to
under one or more separate indentures articles and sections of the
between us and a U.S. banking         applicable Indenture and unless
institution (a "Trustee").  Senior    noted, are to provisions of all
Debt Securities will be issued under  Indentures.  All capitalized terms a "Senior Indenture" and Subordinated have the meanings specified in the Debt Securities will be issued under applicable Indenture.
a "Subordinated Indenture".  Together
the Senior Indentures and the         General
Subordinated Indentures are called
"Indentures".                                 None of the Indentures
                                      limits the amount of Debt Securities
                                      that may be issued.  Each

Indenture provides that Debt          event:
Securities may be issued up to the
principal amount that may be              (a) of any insolvency or bankruptcy
authorized by us and may be in any     proceedings, or any receivership,
currency or currency unit designated   liquidation, reorganization or other
by us.  Except for the limitations on  similar proceedings concerning the
liens and sale and leaseback           Company or its property;
transactions contained in the Senior
Debt Indenture and on consolidation,      (b) any Subordinated Debt
merger and sale of assets contained    Securities issued thereunder are
in all Indentures, the Indentures and  declared due and payable because
the terms of the Debt Securities do    of the occurrence of an Event
not contain any covenants or other     of Default; or
provisions designed to afford holders
of any Debt Securities protection in      (c) of any default in the payment of
a highly leveraged transaction         any Senior Debt and during the contin-
involving us.                          uance of any such default, if either

        Debt Securities may be sold        (i) appropriate notice of such
in foreign currencies or foreign         default has been given to the Company
currency units or the principal of,      by the holder of any Senior Debt or
premium, if any, or any interest on
any series of Debt Securities may be       (ii) judicial proceedings shall
payable in foreign currencies or          be pending concerning such
foreign currency units.                   default, except as otherwise
                                          noted in the Subordinated
        Debt Securities may be            Indenture, unless all principal
redeemable at our option or at the        of, premium, if any, and
option of holders.                        interest on the Senior
                                          Debt has been paid in
        The Debt Securities may be        full.
issued in fully registered form
without coupons ("Fully Registered          As of September 30, 1996, we
Securities"), or in a form registered  have approximately $4.3 billion of
as to principal only with coupons or   Senior Debt outstanding.  The
in bearer form with coupons.  Unless   Subordinated Indenture will not
specified in the Prospectus            limit the amount of Senior Debt that
Supplement, the Debt Securities will   may be incurred by us.
be only Fully Registered Securities.
In addition, Debt Securities of a           "Senior Debt" is defined to
series may be issuable in the form of  include all notes or other unsecured
one or more Global Securities, which   evidences of indebtedness of the
will be denominated in an amount       Company for money borrowed by the
equal to all or a portion of the       Company (including all indebtedness
aggregate principal amount of such     of any other Person for money
Debt Securities.  See "Global          borrowed which is guaranteed by the
Securities".  (Sections 3.1, 3.2.)     Company), not expressed to be
                                       subordinate or junior in right of
        One or more series of Debt     payment to any other indebtedness of
Securities may be sold at a discount   the Company.
below their stated principal amount,
bearing no interest or interest at a        Because of such subordination,
rate which at the time of issuance is if we become insolvent,
below market rates.                   Holders of the Subordinated
                                      Debt Securities may recover
                                      less, ratably, than our other
Subordination                         creditors, including holders of
                                      Senior Debt Securities.
        Under the Subordinated
Indenture, payment of the principal   Conversion
of, premium, if any, and interest on
the Subordinated Debt Securities            Debt Securities may be
will, when stated in the Subordinated convertible into or exchangable for
Indenture and the applicable          Common Stock, Preferred Stock, other
Prospectus Supplement, be             Debt Securities, or Warrants or
subordinated and junior in right of   other of our securities of any kind
payment to the prior payment in full  or
of all Senior Debt.  Each
Subordinated Indenture provides that
no payment of principal of, premium,
if any, or interest on the
Subordinated Debt Securities may be
made in the
securities of any other issuer or     accordance with generally accepted
obligor.                              accounting principles as of a date
                                      not more than 90 days prior to the
Certain Restrictive Covenants         date as of which Consolidated Net
                                      Tangible Assets are to be
        Each Senior Indenture will    determined, but excluding the sum of
require us to comply with certain     (i) the book amount of all
restrictive covenants.  None of the   segregated intangible assets,
Indentures will require us to         (ii) all depreciation, valuation and
maintain any Restricted               other reserves, (iii) current
Subsidiaries.  If we elect not to     liabilities, (iv) any minority
maintain any Restricted Subsidiaries, interest in the stock and surplus of
none of the Indentures will provide   Restricted Subsidiaries,
any limitations on the activity of    (v) investments in subsidiaries
our subsidiaries.  However, each      which are not Restricted
Senior Indenture will contain certain Subsidiaries, (vi) deferred income provisions applicable to any entities and deferred liabilities, and
maintained as Restricted              (vii) other items deductible under
Subsidiaries, and such provisions are generally accepted accounting
described below.                      principles.  (Section 1.l. of each
                                      Senior Indenture.)
        Definitions of Restricted
Subsidiary and Unrestricted                   "Capitalized Lease-Back
Subsidiary. "Restricted Subsidiary"   Obligation" is defined in each
is defined in each Senior Indenture   Senior Indenture as the total net
as any subsidiary other than an       rental obligations of ITT or a
Unrestricted Subsidiary.              Restricted Subsidiary under any
"Unrestricted Subsidiary" is defined  lease entered into as part of a sale as (i) any subsidiary 50% or less of  and lease-back transaction involving
the voting stock of which is owned    a Principal Property discounted to
directly by ITT and/or one or more    present value at the rate of 9% per
Restricted Subsidiaries or (ii) any   annum.  "Principal Property" is
subsidiary designated as an           defined in each Senior Indenture as
Unrestricted Subsidiary by the ITT    any single property owned by ITT or
Board of Directors.  A Restricted     any Restricted Subsidiary having a
Subsidiary can at any time be         gross book value in excess of 2% of
designated as an Unrestricted         Consolidated Net Tangible Assets,
Subsidiary.  An Unrestricted          except any such property or portion
Subsidiary's designation may at any   of a property which the ITT Board of
time be rescinded by the ITT Board of Directors by resolution declares is Directors. Any subsidiary may be the not of material importance to the
subject of a series of such           total business conducted by ITT and
designations and rescissions, without its Restricted Subsidiaries as an
limitation, except that:  (i) a       entirety.  (Section  1.1. of each
subsidiary may not become an          Senior Indenture.)
Unrestricted Subsidiary if, at the
time it becomes an Unrestricted               Limitation on Sale and
Subsidiary, it would own any capital  Lease-Back Transactions.  Each
stock of, or hold any indebtedness    Senior Indenture provides that
of, any Restricted Subsidiary; and    neither we nor any Restricted
(ii) an Unrestricted Subsidiary may   Subsidiary may enter into most sale
not become a Restricted Subsidiary    and lease-back transactions
unless such subsidiary has            involving any Principal Property,
outstanding no lien upon its property more than 120 days after its
that such subsidiary would be         acquisition or the completion of its
prohibited, under the restriction on construction and commencement of its liens described below, from creating full operation, unless either (i) we
immediately after it becomes a        apply an amount equal to the greater
Restricted Subsidiary and, with       of the fair value (as determined by
certain exceptions, such subsidiary   our Board of Directors) of such
is not a party to any lease that it   property or the net proceeds of such
would have been prohibited, under the sale, within 120 days, to the
restriction on sale and lease-back    retirement of Senior Debt Securities
transactions described below, from    or other indebtedness ranking on a
entering into had it been a           parity with the Senior Debt
Restricted Subsidiary at the time it  Securities, or to the acquisition,
entered into such lease.              construction, development or
(Section 1.1. of each Senior          improvement of properties,
Indenture.)                           facilities or equipment used for
                                      operating purposes which are, or
        Definition of Consolidated    upon such acquisition, construction,
Net Tangible Assets.  "Consolidated   development or improvement will be,
Net Tangible Assets" is defined in    a Principal Property or a part
each Senior Indenture as the total of thereof, or (ii) at
all assets appearing on a
consolidated balance sheet of ITT and
its Restricted Subsidiaries prepared
in
the time of entering into such            (f) mechanics', carriers',
transaction, such Principal Property     workmen's and other like liens;
could have been subjected to a
mortgage securing indebtedness in a       (g) encumbrances for the U.S.
principal amount equal to the            Government to secure progress or
Capitalized Lease-Back Obligation (as    advance payments;
defined) with respect to such
Principal Property under clause (m)       (h) mortgages, pledges or other
of the provision for limitations on      liens securing any indebtedness
liens referred to below without          to finance the cost of
securing the Senior Debt Securities      property leased to the U.S.
as contemplated by that provision.       Government at a rental
(Section 4.5.)                           sufficient to pay the
                                         principal of and interest on
        Limitation on Liens.  Each       such indebtedness;
Senior Indenture will prohibit us and
our Restricted Subsidiaries from           (i) mortgages or other liens
creating any mortgages or other liens    securing indebtedness of a
upon any Principal Property (without     Restricted Subsidiary to us
securing the Senior Debt Securities      or to a Restricted
equally and ratably with all other       Subsidiary;
indebtedness secured thereby), with
the following exceptions:                  (j) mortgages, pledges or
                                         other liens affecting property
    (a) mortgages or other liens on any  securing indebtedness of a
  constructed or improved by us          governmental authority
  or a Restricted Subsidiary to          issued to finance the cost
  secure or provide for the              of a pollution control
  payment of any part of the             program with respect to our
  purchase price of such                 operations or those of a
  property or the cost of such           Restricted Subsidiary;
  construction or improvement,
  or any mortgage or other lien           (k) renewals, extensions and
  on any such property existing          replacements of any permitted
  at the time of its                     mortgage, lien, deposit or
  acquisition;                           encumbrance, provided the
                                         amount secured is not
    (b) any mortgage or other lien       increased;
  on any company existing at the
  time it is acquired by merger,          (l) mortgages or other liens
  consolidation or acquisition           on any such property existing on
  of substantially all of its            the date of such Indenture; and
  stock or its assets;
                                          (m) the creation of any other
    (c) pledges or deposits to secure    mortgage, pledge or other lien,
  payment of workers' compensation or    if, after giving effect to
  insurance premiums, or relating        the creation, the total of
  to tenders, bids, contracts
  (except contracts for the                  (i) the aggregate principal amount
  payment of money) or leases;              of indebtedness of ITT and its
                                            Restricted Subsidiaries secured
    (d) pledges or liens connected          by all mortgages, pledges or
  with tax assessments or other             other liens created under
  governmental charges, or as security      the provisions referred to
  required by law or governmental           in this clause (m), plus
  regulation as a condition to the
  transaction of any business or the         (ii) the aggregate amount of
  exercise of any privilege or              Capitalized Lease-Back
  right;                                    Obligations of us and our
                                            Restricted Subsidiaries
    (e) pledges or liens to secure          under the entire unexpired
  a stay of process in proceedings to       terms of all leases
  enforce a contested liability, or         entered into in connection
  required with the institution of          with sale and lease-back
  legal proceedings or connected            transactions which would
  with any other order or decree in         have been precluded by the
  any such proceeding or with               provision for limitations
  any contest of any tax or                 on such transactions
  other governmental charge, or             described above, but for
  deposits with a governmental              the satisfaction of the
  agency which entitle us or a              condition referred to in
  Restricted Subsidiary to                  clause (ii) of the
  maintain self-insurance or                description of such
  to participate in other                   provision, will
  specified insurance
  arrangements;

  not exceed an amount equal to 15% of     stated in the applicable Indenture.
  Consolidated Net Tangible Assets (as     Upon any consolidation or merger, or
  defined).                                any sale of our properties and
                                           assets as, or substantially as, an
        The lease of any property and      entirety, the corporation formed by
rental obligations thereunder              such consolidation or into which we
(whether or not involving a sale and       shall have been merged or to which
lease-back and whether or not              such sale shall have been made shall
capitalized) will not create a lien.       succeed to and be substituted for us
(Section 4.6. of each Senior               with the same effect as if it had
Indenture.)                                been named as a party.  Thereafter,
                                           such successor corporation may
                                           exercise each of our rights and
Consolidation, Merger or Sale.             powers under each Indenture, in our
                                           name or in its own name.  Any act or
         Each Indenture will permit        proceeding by any provision of the
the consolidation or merger of us          applicable Indenture required or
with or into any other corporation,        permitted to be done by the Board of
or the merger into us of any other         Directors or any of our officers may
corporation, or the sale by us of our be   done by the like board or officer
property and assets as, or                 of any corporation that shall at the
substantially as, an entirety, or          time be our successor.  In the event
otherwise.  However, (a)  in case of       of the sale by us of our properties
any such consolidation or merger, the      and assets as, or substantially as,
corporation resulting from such            an entirety upon the terms and
consolidation or any corporation,          conditions of the applicable
other than us, into which such merger      Indenture, we shall be released from
shall be made shall succeed to and be      all our liabilities and obligations
substituted for us and shall become        under that Indenture and under the
liable, and shall assume, the due and      Debt Securities.  (Section 11.1.)
punctual payment of all amounts due
on all the Debt Securities of each         Redemption Pursuant to Gaming Laws
series and the coupons, if any,
appertaining thereto and the                  If a holder or beneficial
performance and observance of every        owner of a Debt Security is required
covenant and condition of the              by any gaming authority to be
applicable Indenture, and (b) as a         licensed or found qualified or
condition of any such sale of our          suitable to hold or own the Debt
property and assets as, or                 Securities and such holder is not
substantially as, an entirety, the         licensed or found qualified or
corporation to which such property         suitable within any period specified
and assets shall be sold shall             by such gaming authority or such
(i) assume, as part of the purchase        gaming authority denies a license to
price, the due and punctual payment        or finds unqualified or unsuitable
of all amounts due on all the Debt         such holder, we will have the
Securities of each series and the          following right.  We will have the
coupons, if any, appertaining thereto      right at our option to require such
and the performance and observance of      holder to dispose of such holder's
all the covenants and conditions of        Debt Securities within the period
the applicable Indenture, and              prescribed by us or such other
(ii) simultaneously with the delivery      period as may be prescribed by any
to it of the conveyances or                gaming authority. Such period shall
instruments of transfer of such            be specified in a written notice
property and assets, execute and           from us.  If the holder, having been
deliver to the Trustee a supplemental      given the opportunity by us to
indenture, where such purchasing           dispose of such Debt Securities,
corporation shall assume the due and       fails to do so within the prescribed
punctual payment on all the Debt           period, we will have the right to
Securities of each series and the          call for redemption such holder's
coupons, if any, appertaining thereto      Debt Securities by notice of
and the performance and observance of      redemption to such person.  On such
every covenant and condition of the        redemption, the redemption price
applicable Indenture, to the same          will be the lesser of (a) the lowest
extent that we are bound and liable.       closing sale price of the Debt
                                           Securities on any trading day during
        We will not consolidate with       the 120 day period commencing on the
any other corporation or accept a          date upon which we shall have
merger of any other corporation into       received notice from a gaming
us or permit ourselves to be merged        authority of such holder's
into any other corporation, or sell        disqualification or (b) the price at
our properties and assets as, or           which such holder acquired the Debt
substantially as, an entirety, except      Securities, unless a
upon the terms and conditions

                                         (vi) certain events in bankruptcy,
different redemption price is           insolvency or reorganization of the
required by such gaming authority, in   Company; or
which event such required price shall
be the redemption price.                 (vii) any other Event of Default
(Section 14.5.)                         provided in the applicable Board
                                        Resolution or supplemental indenture
Modification of Indenture               under which such series of Debt
                                        Securities is issued.
        Under each Indenture our        (Section 6.1.)
rights and obligations and the rights
of the Holders may be modified with     An Event of Default for a particular
the consent of the Holders of not       series of Debt Securities does not
less than a majority in aggregate       necessarily constitute an Event of
principal amount of the Outstanding     Default for any other series of Debt
Debt Securities of each such series     Securities issued under such
(including Debt Securities of each      Indenture.  The applicable Trustee
such series issuable upon exercise of   may withhold notice to the Holders
unexpired Warrants) affected by the     of any series of Debt Securities of
modification or amendment.  No          any default for such series (except
modification of the terms of payment    in the payment of principal or
of principal or interest, and no        interest) if it considers such
modification reducing the percentage    withholding in the interests of such
required for modifications, is          Holders.  (Section 6.11.)
effective against any Holder without
its consent.  For these provisions              If an Event of Default for
solely, a holder of an unexpired        any series of Debt Securities shall
Warrant shall be deemed to be the       have occurred and be continuing, the
Holder of the principal amount of       applicable Trustee or the Holders of
Debt Securities issuable upon           not less than 25% in aggregate
exercise of such Warrant.               principal amount of the Debt
(Section 10.2.)                         Securities of such series may
                                        declare the entire principal, or in
Events of Default                       the case of discounted Debt
                                        Securities, such portion as may be
        Unless otherwise indicated,     described in the applicable
the term "Event of Default" when used   Prospectus Supplement, of all the
in an Indenture, will mean any of the   Debt Securities of such series to be
following:                              due and payable immediately.
                                        Subject to certain conditions, any
          (i) default in the payment    such declaration and
        any, on) any Debt Security of   consequences may be rescinded and
        such series when and as the     annulled by the Holders of not less
        same shall be due and           than a majority in aggregate
        payable;                        principal amount of the Debt
                                        Securities of such series.
          (ii) default in the deposit   (Section 6.1.)und payment, if any,
        when and as the same shall be
        due and payable by the terms          Each Indenture will require
        of the Debt Securities of       us to file annually with the Trustee
        such series;                    a certificate, signed by an officer,
                                        stating whether or not such officer
          (iii) default for 30 days in  has knowledge of any default by us
        interest on any Debt Security   in the performance, observance or
        of such series;                 fulfillment of any condition or
                                        covenant of such Indenture.
          (iv) default for 60 days      (Sections 4.5.,e5.3.fofmeach Senior
        after other covenant of the     Indenture, Sections 4.7, 5.3 of each
        Debt Securities of such series  Subordinated Indenture.)
        contained in such Indenture;
                                              Subject to provision of its
          (v) acceleration of certain   duties in case of default, a Trustee
        $10,000,000 aggregate           shall be under no obligation to
        principal amount, which         exercise any of its rights or powers
        acceleration shall not have     under the applicable Indenture at
        been rescinded or annulled      the request, order or direction of
        within 30 days after notice;    any Holders, unless such Holders
                                        offer such Trustee reasonable
                                        indemnity.  (Section 7.2.)  Subject
                                        to such provisions for
                                        indemnification, the Holders of
a majority in principal amount of the  organized under the New York Banking
Debt Securities of any series may      Law, a "banking organization" within
direct the time, method and place of   the meaning of the New York Banking
conducting any proceeding or any       Law, a member of the United States
remedy available to the appropriate    Federal Reserve System, a "clearing
Trustee, or exercising any trust or    corporation" within the meaning of
power conferred upon such Trustee,     the New York Uniform Commercial Code
for the Debt Securities of such        and a "clearing agency" registered
series. (Section 6.9.)                 under the provisions of Section 17A
                                       of the Securities Exchange Act of
Payment and Transfer                   1934.  DTC holds securities that its
                                       participants ("Direct Participants")
        Principal of, premium, if      deposit with DTC.  DTC also
any, and interest, if any, on Fully    facilitates the settlement among
Registered Securities will be paid at  Direct Participants of securities
the place or places designated by us   transactions, such as transfers and
for such purposes.  Payment of         pledges, in deposited securities
interest, if any, may be made at our   through electronic computerized
option by check mailed to the persons  book-entry changes in such Direct
in whose names such Securities are     Participant's accounts, eliminating
registered at the close of business    the need for physical movement of
on the day or days specified by us.    securities certificates.  Direct
The principal of, premium, if any,     Participants include securities
and interest, if any, on Debt          brokers and dealers, banks, trust
Securities in other forms will be      companies, clearing corporations and
paid at such place as is designated    certain other organizations.  DTC is
by us and specified in the applicable  owned by a number of its Direct
Prospectus Supplement.                 Participants and by the New York
(Sections 3.1., 4.1., 4.2.)            Stock Exchange, Inc., The American
                                       Stock Exchange, Inc. and The
        Fully Registered Securities    National Association of Securities
may be transferred or exchanged at     Dealers, Inc.  Access to DTC's
the Corporate Trust Office of the      book-entry system is also available
Trustee under the applicable           to others such as securities brokers
Indenture or at any other office or    and dealers, banks and trust
agency maintained by us for such       companies that clear through or
purposes, without the payment of any   maintain a custodial relationship
service charge except for any tax or   with a Direct Participant, either
governmental charge. (Sections 3.1.,   directly or indirectly ("Indirect
3.6.)                                  Participants").  The rules
                                       applicable to DTC and its Direct and
Global Securities                      Indirect Participants are on file
                                       with the SEC.
        The Debt Securities of a
series may be issued in whole or in           Principal and interest
part in the form of one or more        payments on Global Securities
Global Securities that will be         registered in the name of DTC's
deposited with the Depositary          nominee will be made in immediately
identified in the applicable           available funds to DTC's nominee as
Prospectus Supplement.  Unless it is   the registered owner of the Global
exchanged in whole or in part for      Securities. We and the Trustee will
Debt Securities in definitive form, a  treat DTC's nominee as the owner of
Global Security may not be             the Global Securities for all other
transferred except as a whole to a     purposes as well.  Accordingly, we,
nominee of the Depositary for such     the Trustee and any paying agent
Global Security, or by a nominee of    will have no direct responsibility
such Depositary to such Depositary,    or liability to pay amounts due on
or to a successor of such Depositary   the Global Securities to owners of
or a nominee of such successor.        beneficial interests in the Global
(Section 2.4.)                         Securities.  It is DTC's current
                                       practice, upon receipt of any
        Unless otherwise stated, The   payment of principal or interest, to
Depository Trust Company, New York,    credit Direct Participants' accounts
New York ("DTC") will act as           on the payment date according to
Depositary for each series of Global   their respective holdings of
Securities.  Beneficial interests in   beneficial interests in the Global
Global Securities will be shown on,    Securities as shown on DTC's
and transfers of Global Securities     records.  Payments by Direct and
will be effected only through,         Indirect Participants to owners of
records maintained by DTC and its      beneficial interests in the Global
participants.                          Securities will be governed by
                                       standing instructions and
        DTC has provided the
following information to us: DTC is a
limited-purpose trust company
customary practices, as is the case   might be required to recognize gain
with securities held for the account  or loss equal to the difference
of customers in bearer form or        between the Holder's cost or other
registered in "street name".  Such    tax basis for the Debt Securities
payments will be the responsibility   and the value of the Holder's
of such Direct and Indirect           interest in the trust.  Such Holders
Participants and not of DTC, the      might be required to include in
Trustee or us.                        income a different amount than would
                                      be includable without the discharge.
        Debt Securities represented   Prospective investors are urged to
by a Global Security will be          consult their own tax advisers as to
exchangeable for Debt Securities in   the consequences of such a deposit
definitive form of like tenor in      and discharge, including the
authorized denominations only if DTC  applicability and effect of tax laws
notifies us that it is unwilling or   other than the Federal income tax
unable to continue as Depositary or   law.
if DTC ceases to be a clearing agency
registered under applicable law and a
successor depositary is not appointed     DESCRIPTION OF CAPITAL STOCK
by us within 90 days or we, in our
discretion, determine not to require          As of September 30, 1996,
all of the Debt Securities of a       our authorized capital stock was
series to be represented by a Global  250,000,000 shares.  Those shares
Security and notify the Trustee of    consisted of: (a) 50,000,000 shares
our decision.                         of Preferred Stock, none of which
                                      were outstanding; and
Defeasance                            (b) 200,000,000 shares of Common
                                      Stock, of which 116,350,260 shares
        Each Indenture provides that  were outstanding.
we will be discharged from our
obligations on the Debt Securities    Common Stock
of a series at any time before the
Stated Maturity (as defined) or               Holders of Common Stock are
redemption when (a) we have           entitled to receive dividends
irrevocably deposited with the        declared by the Board of Directors,
Trustee, in trust, (i) sufficient     out of funds legally available for
funds to pay the principal of (and    their payment, in cash, stock or
premium, if any), and interest to the otherwise (subject to the rights of
Stated Maturity (or redemption) on,   holders of Preferred Stock).
the Debt Securities of such series,   Currently, we are not paying a
or (ii) such amount of direct         dividend.  Each holder of Common
obligations of, or obligations the    Stock is entitled to one vote per
principal of and interest on which    share.  Subject to the provisions of
are fully guaranteed by the           applicable law and any certificate
government that issued the currency   of designation providing for the
that the Debt Securities are          issuance of any series of Preferred
denominated in, which are not subject Stock, the holders of Common Stock to prepayment, redemption or call, as are entitled to notice of will, together with the predetermined shareholders' meetings and have the and certain income to accrue without exclusive power to vote. Upon any consideration of any reinvestment, be liquidation, dissolution or
sufficient to pay when due the        winding-up of the business of the
principal of (and premium, if any),   Company, whether voluntary or
and interest to Stated Maturity (or   involuntary, the holders of Common
redemption) on, the Debt Securities   Stock are entitled to share equally
of such series, and (b) we have paid  in the assets available for
all other sums to be paid on the      distribution after payment of all
Securities of such series. Upon such  liabilities and provision for the
discharge, the Holders of the Debt    liquidation preference of any shares
Securities of such series will not be of Preferred Stock then
entitled to the benefits of the       outstanding.  The holders of Common
Indenture, except for registration of Stock have no preemptive rights or
transfer and exchange of the Debt     cumulative voting rights; therefore,
Securities of such series, and        the holders of a majority of the
replacement of lost, stolen or        shares voting for the election of
mutilated Debt Securities, and shall the Board of Directors can elect all look only to such deposited funds or the directors nominated for election. obligations for payment.
(Sections 12.1., 12.3.)                       The outstanding shares of
                                      Common Stock are listed on the NYSE
        Under Federal income tax law under the symbol as of the date of this Prospectus, such deposit and discharge may be treated as an exchange of the related
Debt Securities. Each Holder of such
Debt Securities

"ITT." The transfer agent and         Depositary Shares evidenced by
registrar for the Common Stock is The depositary receipts, each
Bank of New York.                     representing an interest in a share
                                      of the particular series of the
        All outstanding shares of     Preferred Stock issued and deposited
Common Stock are fully paid and       with a depositary.
non-assessable.  Any additional
shares of Common Stock, including     Preferred Stock Rights Agreement
shares issuable upon conversion,
exchange or exercise of any of the            On November 1, 1995, we
Offered Securities, when issued and   adopted a Preferred Share Purchase
paid for will be, fully paid and      Rights Plan ("Rights Plan") and
non-assessable.                       declared a dividend of one right
                                      ("Right") for each outstanding share
Preferred Stock                       of Common Stock.  The Rights are
                                      transferable only with the Common
        The following description of  Stock until they become
the terms of the Preferred Stock sets exercisable.  The Rights will not be
forth certain general terms and       exercisable until the plan
provisions of the Preferred Stock to  distribution date and will expire on
which a Prospectus Supplement may     November 1, 2005 (the "Expiration
relate.  The description is subject   Date"), unless earlier redeemed by
to and qualified by reference to the  us as described below.  Each Right,
certificate of designations           when it becomes exercisable, will
establishing a particular series of   entitle the registered holder to
Preferred Stock, which will be filed  purchase from us one one-thousandth
with the SEC in connection with the   (1/1000th) of a share of Preferred
offering of such series.              Stock (the "Preferred Shares") at a
                                      price (substantially above the
        Our Board of Directors can,   expected current trading value of
without approval of the shareholders, the Company) to be determined,
cause the Preferred Stock to be       subject to adjustment in certain
issued in one or more series.  The    circumstances (the "Purchase Price").
Board can also determine the number
of shares of each series and the              Under the Rights Plan, the
rights, preferences and limitations   plan distribution date (the "Plan
of each series including, without     Distribution Date") is the earlier
limitation, the dividend rights,      of (i) such time as the Company
voting rights, conversion rights,     learns that a person or group
redemption rights and liquidation     (including any affiliate or
preferences, if any, of any wholly    associate of such person or group)
unissued series of Preferred Stock,   has acquired, or has obtained the
the number of shares constituting     right to acquire, beneficial
each such series and the terms and    ownership of more than 15% of the
conditions of their issue.  Depending outstanding shares of Common Stock
upon the rights of such Preferred     (such person or group being an
Stock, the issuance of Preferred      "Acquiring Person"), unless
Stock could have an adverse effect on provisions preventing accidental holders of Common Stock by delaying a triggering of the distribution of
change in control of the Company,     the Rights apply, and (ii) the close
making removal of the present         of business on such date, if any, as
management of the Company more        may be designated by the Board of
difficult or resulting in             Directors following the commencement
restrictions upon the payment of      of, or first public disclosure of an
dividends and other distributions to  intent to commence, a tender or
the holders of Common Stock.          exchange offer for 15% or more of
                                      the outstanding shares of Common
        The Preferred Stock will,     Stock.
when issued, be fully paid and
nonassessable.                                Until the Plan Distribution
                                      Date, the Rights will be evidenced
        The transfer agent,           by the certificates for Common Stock
registrar, and dividend disbursement  registered in the names of the agent for a series of Preferred Stock holders.  As soon as practical
will be selected by us.  The          following the Plan Distribution
registrar for shares of Preferred     Date, separate certificates
Stock will send notices to            evidencing the Rights ("Right
stockholders of any meetings at which Certificates") will be mailed to
holders of the Preferred Stock have   holders of record of the Common
the right to elect directors or to    Stock as of the close of business on
vote on any other matter.             the Plan Distribution Date (and to
                                      each initial record holder of
        As described under            certain Common Stock
"Description of Depositary Shares",
we may, at our option, elect to offer
originally issued after the Plan      supplement or amend any provision of
Distribution Date), and such separate the Rights Plan, except that no
Right Certificates alone will         supplement or amendment shall be
evidence the Rights.  Until a Right   made that reduces the Redemption
is exercised, the holder will have no Price (other than by certain
rights as a shareholder of the        adjustments) or provides for an
Company, including, without           earlier Expiration Date.  From and
limitation, the right to vote or to   after the Plan Distribution Date, we
receive dividends for the Rights or   may amend the Rights Plan (i) to
the related Preferred Shares.         cure any ambiguity or to correct or
                                      supplement any provision in the
        If there is an Acquiring      Rights Plan that may be defective or
Person, the Rights will entitle each  inconsistent with any other
holder of a Right (other than such    provision or (ii) to make any other
Acquiring Person) to purchase, for    provisions that we may find
the Purchase Price, that number of    necessary or desirable and that
one one-thousandths (1/1000ths) of a  shall not adversely affect the
Preferred Share equivalent to the     interests of the holders of Right
number of shares of Common Stock      Certificates (other than an
that, at the time of such event,      Acquiring Person or its affiliates
would have a market value of twice    or associates).
the Purchase Price.
                                              The Rights Plan is designed
        If we are acquired in a       to protect our shareholders in the
merger or other business combination  event of unsolicited offers to
by an Acquiring Person or an          acquire the Company and other
affiliate or associate of an          coercive takeover tactics, which, in
Acquiring Person or 50% or more of    the opinion of the Board of
our assets or assets representing 50% Directors, could impair its ability or more of our revenues or cash flow to represent shareholder interests.
are sold, leased, exchanged or        The provisions of the Rights Plan
otherwise transferred (in one or more may render an unsolicited takeover transactions) to an Acquiring Person more difficult or less likely to
or an affiliate or associate of an    occur or may prevent such takeover,
Acquiring Person, each Right will     even though such takeover may offer
entitle its holder (other than Rights our shareholders the opportunity to beneficially owned by such Acquiring sell their stock at a price above
Person or its affiliates or           the prevailing market rate and may
associates) to purchase, for the      be favored by a majority of our
Purchase Price, that number of common shareholders.
shares of such corporation (or, if
such corporation is not a publicly    Nevada General Corporation Law
traded corporation, that number of
common shares of an affiliate of such         The terms of Chapter 78 of
corporation that has publicly traded  the Nevada Revised Statutes,
shares) that, at the time of the      entitled the Nevada General
transaction, would have a market      Corporation Law (the "NGCL"), apply
value (or, in certain circumstances,  to us.  Under certain circumstances,
book value) of twice the Purchase     the following provisions of the NGCL
Price.                                may delay or make more difficult
                                      acquisitions or changes of control
        Before the earlier of such    of the Company.  Our Restated
time as a person or group becomes an  Articles of Incorporation and
Acquiring Person and the Expiration   Amended and Restated By-laws do not
Date, the Board of Directors may      exclude us from such provisions of
redeem the Rights in whole, but not   the NGCL.  Such provisions may make
in part, at a price (in cash or       it more difficult to accomplish
Common Stock or other securities of   transactions that shareholders may
the Company determined by the Board   believe are in their best
of Directors to be at least           interests.  Such provisions may also
equivalent in value) of $0.01 per     have the effect of preventing
Right (the "Redemption Price"), which changes in our management.
amount shall be subject to adjustment
as provided in the Rights Plan.               Control Share Acquisitions.
                                      Under Sections 78.378 to 78.3793 of
        In addition, after there is   the NGCL, an "acquiring person," who
an Acquiring Person, the Board of     acquires a "controlling interest" in
Directors may elect to exchange each  an "issuing corporation," may not
Right for consideration per Right     exercise voting rights on any
consisting of one-half of the         "control shares" unless such voting
securities that would be issuable at
such time upon exercise of one Right
pursuant to the terms of the Rights
Plan.

        Before the Plan Distribution
Date, we may
rights are conferred by a majority    cause such stockholder to become an
vote of the disinterested             interested stockholder, unless the
shareholders of the issuing           combination or the purchase of
corporation at a special meeting of   shares by the interested stockholder
such shareholders held upon the       on the interested stockholder's date
request and at the expense of the     of acquiring the shares that cause
acquiring person.  If the control     such stockholder to become an
shares are accorded full voting       interested stockholder is approved
rights and the acquiring person       by the board of directors of the
acquires control shares with a        resident domestic corporation before
majority or more of all the voting    that date.  If the combination was
power, any shareholder, other than    not previously approved, the
the acquiring person, who does not    interested stockholder may effect a
vote for authorizing voting rights    combination after the three-year
for the control shares, is entitled   period only if such stockholder
to demand payment for the fair value receives approval from a majority of of their shares, and the corporation the disinterested shares or the must comply with the demand.  For the offer meets certain fair price above provisions, "acquiring person" criteria. For the above provisions, means (subject to certain exceptions) "resident domestic corporation"
any person who, individually or in    means a Nevada corporation that has
association with others, acquires or  200 or more shareholders.
offers to acquire, directly or        "Interested stockholder" means any
indirectly, a controlling interest in person, other than the resident an issuing corporation.  "Controlling domestic corporation or its
interest" means the ownership of      subsidiaries, who is (i) the
outstanding voting shares of an       beneficial owner, directly or
issuing corporation sufficient to     indirectly, of 10% or more of the
enable the acquiring person,          voting power of the outstanding
individually or in association with   voting shares of the resident
others, directly or indirectly, to    domestic corporation or (ii) an
exercise (i) one-fifth or more but    affiliate or associate of the
less than one-third, (ii) one-third   resident domestic corporation and,
or more but less than a majority,     at any time within three years
and/or (iii) a majority or more of    immediately before the date in
the voting power of the issuing       question, was the beneficial owner,
corporation in the election of        directly or indirectly, of 10% or
directors.  Voting rights must be     more of the voting power of the then
conferred by a majority of the        outstanding shares of the resident
disinterested shareholders as each    domestic corporation.  The above
threshold is reached and/or           does not apply to corporations that
exceeded.  "Control Shares" means     so elect in a charter amendment
those outstanding voting shares of an approved by a majority of the
issuing corporation which an          disinterested shares.  Such a
acquiring person acquires or offers   charter amendment, however, would
to acquire in an acquisition or       not become effective for 18 months
within 90 days immediately preceding  after its passage and would apply
the date when the acquiring person    only to stock acquisitions occurring
became an acquiring person. "Issuing after its effective date. Our corporation" means a corporation that Restated Articles of Incorporation
is organized in Nevada, has 200 or    do not exclude us from the
more shareholders (at least 100 of    restrictions imposed by such
whom are shareholders of record and   provisions.
residents of Nevada) and does
business in Nevada directly or though         Directors' Duties.  Section
an affiliated corporation.  The above 78.138 of the NGCL allows directors
does not apply if the articles of     and officers, in exercising their
incorporation or by-laws of the       respective powers to further the
corporation in effect on the 10th day interests of the corporation, to
following the acquisition of a        consider the interests of the
controlling interest by an acquiring  corporation's employees, suppliers,
person provide that said provisions   creditors and customers.  They can
do not apply.  Our Restated Articles  also consider the economy of the
of Incorporation and Amended and      state and the nation; the interests
Restated By-laws do not exclude us    of the community and of society and
from the restrictions imposed by such the long and short-term interests of
provisions.                           the corporation and its
                                      shareholders, including the
        Certain Business              possibility that these interests may
Combinations.  Sections 78.411 to     be best served by the continued
78.444 of the NGCL restrict the       independence of the corporation.
ability of a "resident domestic       Directors may resist a change or
corporation" to engage in any         potential change in
combination with an "interested
stockholder" for three years
following the interested
stockholder's date of acquiring the
shares that
control if the directors, by a         of the total outstanding Common
majority vote of a quorum, determine   Stock.  No transfers of shares to
that the change or potential change    aliens may be made if, after giving
is opposed to or not in the best       effect to such transfer, alien
interest of the corporation.  In so    ownership would exceed 25%.  As of
determining, the board of directors    September 30, 1996, we believe that
may consider the interests described   approximately 6% of our outstanding
above or have reasonable grounds to    Common Stock was owned of record by
believe that, within a reasonable      aliens.
time, the debt created as a result of
the change in control would cause the
assets of the corporation or any           DESCRIPTION OF DEPOSITARY
successor to be less than the              SHARES
liabilities or would render the
corporation or any successor                  The description below and in
insolvent or lead to bankruptcy        any Prospectus Supplement of certain
proceedings.                           provisions of the Deposit Agreement
                                       and of the Depositary Shares and
Restrictions on Alien Ownership        Depositary Receipts is not complete
                                       and is subject to and qualified by
        Because we, in partnership     reference to the forms of Deposit
with Dow Jones & Co., own WBIS+,  the  Agreement and Depositary Receipts
Communications Act of 1934, as         relating to each series of Preferred
amended (the "Communications Act"),    Stock that will be filed with the
restricts the ownership of our Common  SEC.
Stock by "aliens." The Communications
Act generally defines "aliens" to      General
include persons who are not citizens
of the United States, entities                We may elect to offer
organized under laws other than those  fractional interests in shares of
of the United States, foreign          Preferred Stock, rather than shares
governments, entities controlled       of Preferred Stock.  If we do, we
directly or indirectly by foreign      will provide for the issuance by a
nationals, and the representatives of depositary to the public of receipts foreign persons or foreign-controlled for depositary shares ("Depositary
entities.                              Shares"), each of which will
                                       represent fractional interests of a
        Because we have shared         particular series of Preferred Stock.
control of a broadcast licensee, the
limitations in Section 310(b)(4) of           The shares of any series of
the Communications Act govern the      Preferred Stock underlying the
permissible degree of alien ownership Depositary Shares will be deposited and control of the outstanding Common under a separate Deposit Agreement
Stock.  Under Section 310(b)(4), no    (the "Deposit Agreement") between us
more than 25% of the ownership nor     and a bank or trust company selected
more than 25% of the voting rights in  by us having its principal office in
the Company may be held directly or    the United States and having a
indirectly by aliens.  In assessing    combined capital and surplus of at
compliance with the 25% ceiling, the   least $50 million.  Subject to the
Federal Communication Commission       terms of the Deposit Agreement, each
("FCC") will consider direct and       owner of Depositary Shares will be
indirect alien interests using a       entitled, in proportion to the
multiplier, so, for example, minority  applicable fractional interests in
alien interests in U.S. controlled     shares of Preferred Stock underlying
corporations will count                such Depositary Shares to all the
proportionally against the 25%         rights and preferences of the
ceiling.  Alien voting interests are   Preferred Stock underlying such
not treated proportionally, however,   Depositary Shares.  Those rights
in any corporation that is alien       include dividend, voting,
controlled.  The alien interest in     redemption, conversion, and
any partnership with an alien partner  liquidation rights.
also is not treated proportionally
unless the alien partner is a limited         The Depositary Shares will
partner that is insulated from         be evidenced by depositary receipts
material involvement in the business   issued under the Deposit Agreement
of the partnership within the meaning  (the "Depositary Receipts").
of the FCC's rules and policies.       Individuals purchasing the
                                       fractional interests in shares of
        Our Amended and Restated       the related series of Preferred
By-laws provide that the amount of
Common Stock owned of record or voted
by aliens within the meaning of the
FCC's rules and policies may not
exceed 25%

Stock will receive Depositary         depositary will mail notice of
Receipts according to the terms of    redemption not less than 30 and not
the offering described in the         more than 60 days prior to the date
Prospectus Supplement.                fixed for redemption to the record
                                      holders of the Depositary Shares to
Dividends and Other Distributions     be so redeemed at their addresses
                                      appearing in the depositary's books.
        The depositary will           The redemption price per Depositary
distribute all cash dividends or      Share will be equal to the
other cash distributions received for applicable fraction of the
the Preferred Stock to the record     redemption price per share payable
holders of Depositary Shares          on such series of the Preferred
representing such Preferred Stock in  Stock. Whenever we redeem shares of
proportion to the numbers of such     Preferred Stock held by the
Depositary Shares owned by such       depositary, the depositary will
holders on the relevant record date.  redeem as of the same redemption
The depositary will distribute only   date, the number of Depositary
such amount as can be distributed     Shares representing the Preferred
without attributing to any holder of  Stock.  If less than all the
Depositary Shares a fraction of one   Depositary Shares are to be
cent.  The balance not distributed    redeemed, the Depositary Shares to
will be added to and treated as part  be redeemed will be selected by lot
of the next sum received by the       or pro rata as determined by the
depositary for distribution to record depositary.
holders of Depositary Shares.
                                              After the date fixed for
        If there is a distribution    redemption, the Depositary Shares
other than in cash, the depositary    called for redemption will no longer
will distribute property received by be outstanding. When the Depositary it to the entitled record holders of Shares are no longer outstanding,
Depositary Shares, in proportion,     all rights of the holders will
insofar as possible, to the number of cease, except the right to receive
Depositary Shares owned by such       money, securities, or other property
holders, unless the depositary        payable upon such redemption and any
determines (after consultation with   money, securities, or other property
us) that it is not feasible to make   that the holders of such Depositary
such distribution.  If this occurs,   Shares were entitled to upon such
the depositary may, with our          redemption upon surrender to the
approval, sell such property and      depositary of the Depositary
distribute the net proceeds from such Receipts evidencing such Depositary
sale to such holders.                 Shares.

        The Deposit Agreement also    Voting the Preferred Stock
will contain provisions relating to
how any subscription or similar               Upon receipt of notice of
rights offered by us to holders of    any meeting at which the holders of
the Preferred Stock will be made      the Preferred Stock are entitled to
available to the holders of           vote, the depositary will mail the
Depositary Shares.                    particulars of such meeting to the
                                      record holders of the Depositary
Conversion and Exchange               Shares representing such Preferred
                                      Stock. Each record holder of such
        If any series of Preferred    Depositary Shares on the record date
Stock underlying the Depositary       (which will be the same date as the
Shares is subject to conversion or    record date for the Preferred Stock)
exchange, each record holder of       will be entitled to instruct the
Depositary Receipts will have the     depositary on the exercise of the
right or obligation to convert or     voting rights representing the
exchange the Depositary Shares        shares of Preferred Stock underlying
represented by such Depositary        such holder's Depositary Shares. The
Receipts.                             depositary will try, if practical,
                                      to vote the number of shares of
Redemption of Depositary Shares       Preferred Stock underlying such
                                      Depositary Shares according to such
        If a series of the Preferred  instructions, and we will agree to
Stock underlying the Depositary       take all reasonable action requested
Shares is subject to redemption, the  by the depositary in order to enable
Depositary Shares will be redeemed    the depositary to do so.
from the proceeds received by the
depositary resulting from the
redemption, in whole or in part, of
such series of the Preferred Stock
held by the depositary. The

Amendment and Termination of                  Neither the depositary nor
Depositary Agreement                  the Company will be liable if it is
                                      prevented or delayed by law or any
        The form of Depositary        circumstance beyond its control in
Receipt evidencing the Depositary     performing its obligations under the
Shares and any provision of the       Deposit Agreement.  Our obligations
Deposit Agreement may be amended by   and the depositary's obligations
agreement between us and the          under the Deposit Agreement will be
depositary. However, any amendment    limited to performance in good faith
that materially and adversely alters of duties set forth in the Deposit the rights of the existing holders of Agreement. Neither the depositary
Depositary Shares will not be         nor we will be obligated to
effective unless approved by the      prosecute or defend any legal
record holders of at least a majority proceeding connected with any
of the Depositary Shares then         Depositary Shares or Preferred Stock
outstanding.  A Deposit Agreement may unless satisfactory indemnity is be terminated by us or the depositary furnished. We and the depositary may
only if (a) all related outstanding   rely upon written advice of counsel
Depositary Shares have been redeemed  or accountants, or information
or (b) there has been a final         provided by persons presenting
distribution of the Preferred Stock   Preferred Stock for deposit, holders
of the relevant series in connection  of Depositary Shares, or other with our liquidation, dissolution, or persons believed to be competent and winding up and such distribution has on documents believed to be genuine. been distributed to the holders of the related Depositary Shares.
                                             DESCRIPTION OF WARRANTS
Charges of Depositary
                                              We may issue Warrants for
        We will pay all transfer and the purchase of Debt Securities, other taxes and governmental charges Preferred Stock or Common Stock. arising solely from the existence of Warrants may be issued independently the depositary arrangements. We will or together with Debt Securities,
pay associated charges of the         Preferred Stock, or Common Stock and
depositary for the initial deposit of may be attached to or separate from
the Preferred Stock and any           any such Offered Securities. Each
redemption of the Preferred Stock.    series of Warrants will be issued
Holders of Depositary Shares will pay under a separate warrant agreement
transfer and other taxes and          (a "Warrant Agreement") to be
governmental charges and such other   entered into between us and a bank
charges as are stated in the Deposit  or trust company, as warrant agent
Agreement to be for their accounts.   (the "Warrant Agent").  The Warrant
                                      Agent will act solely as our agent
Resignation and Removal of Depositary for the Warrants and will not assume any obligation or relationship of
        The depositary may resign by  agency or trust for or with any
delivering notice to us, and we may   holders or beneficial owners of
remove the depositary. Resignations Warrants. This summary of certain or removals will take effect upon the provisions of the Warrants is not appointment of a successor depositary complete and is subject to, and
and its acceptance of such            qualified by reference to, the
appointment.  Such successor          provisions of the Warrant Agreement
depositary must be appointed within   that will be filed with the SEC as
60 days after delivery of the notice  part of the offering of such of resignation or removal and must be Warrants.
a bank or trust company having its
principal office in the United States         If a holder or beneficial
and having a combined capital and     owner of a Warrant is required by
surplus of at least $50 million.      any gaming authority to be licensed
                                      or found qualified or suitable to
Miscellaneous                         hold or own the Warrants and such
                                      holder is not licensed or found
        The depositary will forward   qualified or suitable within any
to the holders of Depositary Shares   period specified by such gaming
all reports and communications from   authority or such gaming authority
us that are delivered to the          denies a license to or finds
depositary and that we must furnish   unqualified or unsuitable such
to the holders of the Preferred       holder, we will have the right at
stock.                                our option to require such holder to
                                      dispose of
such holder's Warrants.  Such                 The Nevada Gaming Commission
disposal will be within the period    (the "Nevada Commission") and the
prescribed by us or such other period Nevada State Gaming Control Board
as may be prescribed by any gaming    (the "Nevada Control Board"), as
authority, which period will be in a  well as various local, county and
written notice from us.  If the       state regulatory agencies
holder of such Warrants fails to do   (hereinafter collectively referred
so within the prescribed period, we   to as the "Nevada Gaming
will have the right to call for       Authorities") may investigate and
redemption such holder's Warrants by require a finding of suitability of notice of redemption to such person. any holder of any class of our
The redemption price shall be the     voting securities at any time.
lesser of (a) the lowest closing sale Nevada law requires any person who price of the Warrants on any trading acquires more than 5% of any class
day during the 120 day period         of our voting securities to report
commencing on the date upon which we  the acquisition to the Nevada
shall have received notice from a     Commission, and such person may be
gaming authority of such holder's     investigated to determine
disqualification or (b) the price at  suitability.  Any person who becomes
which such holder acquired the        a beneficial owner of more than 10%
Warrants, unless a different          of any class of our voting
redemption price is required by such securities must apply for a finding gaming authority, in which event such of suitability by the Nevada
required price shall be the           Commission within 30 days after the
redemption price.                     Nevada Control Board Chairman mails
                                      a written notice requiring such
                                      filing, and must pay the costs and
       CASINO GAMING REGULATION       fees incurred by the Nevada Control
                                      Board in connection with the
        Our gaming operations         investigation.  Under certain
currently consist of Caesars Palace   circumstances, an "institutional
in Las Vegas, Caesars Atlantic City   investor," as such term is defined
in Atlantic City, Caesars Tahoe in    in the Nevada Gaming Control Act and
Stateline, Nevada, the Desert Inn     regulations, which acquires more
Resort's Casino in Las Vegas, the     than 10%, but not more than 15% of
Sheraton Casino in Tunica County,     our voting securities, may apply to
Mississippi, and various hotel and    the Nevada Commission for a waiver
casino operations of ITT Sheraton and of such finding of suitability
Caesars outside the United States.    requirements if such institutional
These gaming operations are subject   investor holds the voting securities
to extensive regulation, including    for investment purposes only.  An
the following:                        institutional investor will not be
                                      deemed to hold voting securities for
Nevada Gaming Regulation              investment purposes unless the
                                      voting securities were acquired and
        The ownership and/or          are held in the ordinary course of
operation of casino gaming facilities business as an institutional
in Nevada is subject to state and     investor and not for the purpose of
local regulation. Nevada's casino     causing, directly or indirectly, the
gaming laws, regulations and          election of a majority of the
supervisory procedures are extensive  members of our Board of Directors,
and reflect certain broad             any change in our corporate charter,
declarations of public policy.  In    by-laws, management, policies or
general, Nevada's gaming laws,        operations or any of our casino
regulations and supervisory           gaming operations, or any other
procedures seek to (i) prevent        action which the Nevada Commission
unsavory or unsuitable persons from   finds to be inconsistent with
having any direct or indirect         holding our voting securities for
involvement with gaming at any time   investment purposes only.
or in any capacity, (ii) establish    Notwithstanding the foregoing,
and maintain responsible accounting   activities which are not deemed to
practices and procedures,             be inconsistent with holding voting
(iii) maintain effective control over securities for investment purposes the financial practices of licensees, only include (i) voting on all
including establishing minimum        matters voted on by stockholders,
procedures for internal fiscal        (ii) making financial and other
affairs and the safeguarding of       inquiries of management of the type
assets and revenues, providing        normally made by securities analysts
reliable recordkeeping, and making    for informational purposes and not
periodic reports to the applicable    to cause a change in its management,
casino gaming authority, (iv) prevent policies or operations, and cheating and fraudulent practices and (iii) such other activities as the
(v) provide a source of state and
local revenues through taxation and
licensing fees.

Nevada Commission may determine to    similar transaction or (v) fails to
be consistent with such investment    pursue all lawful efforts to require
intent.  If the stockholder who must  such unsuitable person to relinquish
be found suitable is a corporation,   his securities including, if
partnership or trust, it must submit  necessary, the immediate purchase of
detailed business and financial       such securities for cash at fair
information, including a list of      market value.
beneficial holders.
                                      New Jersey Gaming Regulation
        The Nevada Commission may,
in its discretion, also require the           Casino gaming in New Jersey
holder of any debt security issued by is subject to strict compliance with us or any affiliated company to file the New Jersey Casino Control Act
an application, be investigated and   (the "New Jersey Act"), the strict
found suitable to own such debt       supervision of the New Jersey Casino
security.  If the Nevada Commission   Control Commission (the "New Jersey
determines that a person is           Commission") and compliance with the
unsuitable to own such debt security, regulations adopted by the New
then pursuant to the Nevada Gaming    Jersey Commission.  The New Jersey
Control Act, we and our affiliated    Act and regulations primarily
Nevada gaming companies can be        concern (a) the financial stability
sanctioned, including the loss of our and character of casino operators,
approvals, if without the prior       their employees, their security
approval of the Nevada Commission,    holders and others financially
we: (i) pay to the unsuitable person  interested in casino operations, and
any dividend, interest or any         (b) the operating methods--including
distribution whatsoever,              the rules of the games and credit
(ii) recognize any voting right by    issuance procedures--and the
such unsuitable person in connection  financial and accounting procedures
with such securities; (iii) pay the   used in connection with casino
unsuitable person remuneration in any operations. The New Jersey gaming form; or (iv) make any payment to the laws and regulations include
unsuitable person by way of           detailed provisions concerning,
principal, redemption, conversion,    among other things, (i) the type,
exchange, liquidation or similar      manner and number of applications
transaction.                          and licenses required to conduct
                                      casino gaming and ancillary
        Any person who fails or       activities, (ii) the licensing,
refuses to apply for a finding of     regulation and curricula of gaming
suitability or a license within       schools, (iii) the establishment of
30 days after being ordered to do so  minimum standards of accounting and
by the Nevada Commission or by the    internal control, including the
Chairman of the Nevada Control Board  issuance and enforceability of may be found unsuitable. Any holder casino credit, (iv) the manufacture, of any equity or debt security found sale, distribution and possession of unsuitable and who holds, directly or gaming equipment, (v) the rules of indirectly, any beneficial ownership the games, (vi) the exclusion of
of our debt or equity voting          undesirable persons, (vii) the use,
securities beyond such period or      regulation and reporting of junket
periods of time as may be prescribed  activities, (viii) the possession,
by the Nevada Commission may be       sale and distribution of alcoholic
guilty of a gross misdemeanor.  We    beverages, (ix) the regulation and
could be subject to disciplinary      licensing of suppliers to licensed
action if, without the prior approval casino operators, (x) the conduct of of the Nevada Commission and after we entertainment within licensed casino
receive notice that a person is       facilities, (xi) equal employment
unsuitable to be an equity or debt    opportunity for employees of
security holder or to have any other  licensed casino operators,
relationship with us, ITT Sheraton,   contractors for casino facilities
Sheraton Gaming Corporation, Sheraton and the like, (xii) the payment of
Desert Inn Corporation, Caesars,      gross revenue taxes and similar fees
Caesars Palace Corporation or Desert  and expenses, (xiii) the conduct of
Palace, Inc. or any one of them       casino simulcasting and (xiv) the
either (i) pays to the unsuitable     imposition and discharge of casino
person any dividend, interest or any  reinvestment development
distribution whatsoever,              obligations.  A number of these
(ii) recognizes any voting right by   regulations require practices which
such unsuitable person in connection are different from those in many with such securities, (iii) pays the casinos elsewhere. As a prerequi-unsuitable person remuneration in any site to being licensed, a New Jersey
form, (iv) makes any payment to the   casino/hotel facility must meet
unsuitable person by way of           certain facilities requirements
principal, redemption, conversion,    concerning, among
exchange, liquidation or
other things, the size and number of  showing by the Director of the DGE
guest rooms.                          that there is any cause to believe
                                      that such institutional investor may
        Caesars' casino gaming        be found unqualified, upon
operations in Atlantic City, New      application and for good cause
Jersey are conducted by Boardwalk     shown, an institutional investor
Regency Corporation ("BRC"), which is holding either (a) less than 10% of a wholly owned subsidiary of Caesars our equity securities or (b) debt
New Jersey, Inc. ("CNJ"), which, in   securities constituting less than
turn, is a wholly owned subsidiary of 20% of our outstanding debt and less
Caesars, which in turn, is a wholly   than 50% of the issue involved shall
owned subsidiary of ITT Sheraton.     be granted a waiver of qualification
ITT Sheraton is a wholly owned        as to such holdings if (i) such
subsid- iary of ours.  As a           securities are those of a publicly
prerequisite to BRC holding a         traded corporation, (ii) the
license, we, ITT Sheraton, Caesars    institutional investor's holdings of
and CNJ have to be approved by the    such securities were purchased for
New Jersey Commission due to their    investment purposes only and (iii)
corporate relationship to BRC.  Thus, upon request by the New Jersey
any holder of a debt or equity        Commission, the institutional
security issued by us, ITT Sheraton, investor files with the New Jersey Caesars or CNJ will have to be found Commission a certified statement
qualified.  The qualification         that the institutional investor had
requirement of any holder of our debt no intention of influencing or
or equity may be waived based on an   affecting our affairs or those of
express finding by the New Jersey     ITT Sheraton, Caesars, CNJ or BRC.
Commission, with the consent of the   Notwithstanding the foregoing, the
Director of the New Jersey Division   institutional investor is permitted
of Gaming Enforcement ("DGE"), that   to vote on matters put to the vote
the security holder either (a)(i) is of our outstanding security holders. not significantly involved in the
activities of BRC, (ii) does not have         If an institutional investor
the ability to control us, ITT        who has been granted a waiver
Sheraton, Caesars, CNJ or BRC and     determines to influence or affect
(iii) does not have the ability to    our affairs, the institutional
elect one or more members of the      investor must provide to the New
respective boards of directors of us, Jersey Commission not less than 30 ITT Sheraton, Caesars, CNJ or BRC, or days' prior notice of such intent
(b) is an "institutional investor",   and the institutional investor must
as such term is defined in the New    file with the New Jersey Commission
Jersey Act and regulations; for       an application for qualification
purposes of the former, the New       before taking any action that may
Jersey Act presumes that any          influence or affect our affairs.
non-"institutional investor" security Notwithstanding the foregoing, the holder who owns or beneficially holds institutional investor is permitted 5% or more of our equity securities, to vote on matters put to the vote
has the ability to control us, ITT    of our outstanding security
Sheraton, Caesars, CNJ or BRC, unless holders.  If an institutional such presumption is rebutted by clear investor changes its investment
and convincing evidence.              intent, or if the New Jersey
                                      Commission finds reasonable cause to
        The New Jersey Act and        believe that the institutional
regulations define an "institutional investor may be found unqualified, investor" as (i) any retirement fund no action other than divestiture
administered by a public agency for   shall be taken by such institutional
the exclusive benefit of federal,     investor with respect to its
state or local public employees, (ii) security holdings until there has
an investment company registered      been compliance with the interim
under the Investment Company Act of   casino authorization provisions of
1940, (iii) a collective investment   the New Jersey Act, including the
trust organized by banks under Part   execution of a trust agreement. We,
Nine of the Rules of the Comptroller  ITT Sheraton, Caesars, CNJ and BRC
of the Currency, (iv) a closed end    are required to immediately notify
investment trust, (v) a chartered or  the New Jersey Commission and the
licensed life insurance company or    DGE of any information about, or
property and casualty insurance       action of, an institutional investor
company, (vi) banking or other        holding equity or debt securities
licensed or chartered lending         where such information or action may
institutions, (vii) an investment     impact on the eligibility of such
adviser registered under the          institutional investor for a
Investment Advisers Act of 1940 or    waiver.  If the New Jersey
(viii) such other persons as the New Commission finds an institutional Jersey Commission may determine for reasons consistent with the policies
of the New Jersey Act.  In the
absence of a prima facie
investor unqualified or if the New    of the State of Mississippi which
Jersey Commission finds that, by      lie adjacent to the coastline of the
reason of the extent or nature of its three counties bordering the Gulf of
holdings, an institutional investor   Mexico.  Sheraton Tunica Corporation
is in the position to exercise a      ("STC") possesses a license for the
substantial impact on the controlling ownership and operation of the
interests of BRC so that              Sheraton Casino in Tunica County,
qualification of the institutional    Mississippi issued by the
investor is necessary to protect the  Mississippi Gaming Commission (the
public interest, the New Jersey Act   "Mississippi Commission") pursuant
vests in the New Jersey Commission    to the Mississippi Gaming Control
the power to take all necessary       Act (the "Mississippi Act").
action to protect the public
interest, including the power to              The Mississippi Act does not
require that the institutional        restrict the amount or percentage of
investor submit to qualification and  space on a vessel that may be become qualified under the New Jersey utilized for casino gaming.  The
Act.                                  Mississippi Act also does not limit
                                      the number of licenses that the
        A holder of an equity or debt Mississippi Commission can grant for
security, including institutional     a particular area.
investors, issued by us, ITT
Sheraton, Caesars, CNJ or BRC who is          We and STC are required to
required to be found qualified by the submit detailed financial, operating New Jersey Commission must submit an and other reports to the Mississippi application for qualification within Commission. Substantially all
30 days after being ordered to do so  loans, leases, sales of securities
or divest all security holdings       and similar financing transactions
within 120 days after the New Jersey  entered into by us or by STC must be
Commission determines such            reported to or approved by the
qualification is required.  The       Mississippi Commission.  We and STC
application for qualification must    are also required to periodically
include a trust agreement which       submit detailed financial and
places the security holder's interest operating reports to the Mississippi
in the Company in trust with a        Commission and furnish any other
trustee qualified by the New Jersey   information which the Mississippi
Commission.  If the security holder   Commission may require.
is ultimately found qualified, the
trust agreement is terminated.  If            Each of the directors,
the security holder is not found      officers and certain key employees
qualified or withdraws its            of us and STC who are actively and
application before determination, the directly engaged in the
trustee will have all rights of       administration or supervision of
ownership pertaining to such holder's casino gaming in Mississippi, or who
securities issued by us, including    have any other significant
all voting rights and the power to    involvement with the activities of
sell the securities.  In any event,   STC, must be found suitable and may
the unqualified security holder will  be required to be licensed by the
not be entitled to receive in         Mississippi Commission.  A finding
exchange for its securities issued by of suitability is comparable to
us an amount in excess of the lower   licensing, and both require the
of (i) the actual cost the security   submission of detailed personal
holder incurred in acquiring the      financial information followed by a
securities or (ii) the value of such  thorough investigation.  An
securities calculated as if the       application for licensing may be
investment had been made on the date  denied for any cause deemed
the trust became operative.  If the   reasonable by the Mississippi
security holder is not found          Commission.  Changes in licensed
qualified, it is unlawful for the     positions must be reported to the
security holder to (i) receive any    Mississippi Commission.  In addition
dividends or interest on such         to its authority to deny an
securities, (ii) exercise, directly   application for a license, the
or through any trustee or nominee,    Mississippi Commission has the
any right conferred by such           authority to disapprove a change in
securities, or (iii) receive any      corporate position.  If the
remuneration in any form from us, ITT Mississippi Commission finds a
Sheraton, Caesars, CNJ or BRC for     director, officer or key employee of
services rendered or otherwise.       the Company or STC unsuitable for
                                      licensing or unsuitable to continue
Mississippi Gaming Regulation         having a relationship with us or
                                      STC, we are or STC is, as the case
        Casino gaming in Mississippi
can be legally conducted only on
vessels of a certain minimum size
either in navigable waters of
counties bordering the Mississippi
River or in the waters
may be, required to suspend, dismiss regulation in Mississippi is similar and sever all relationships with such to the regulation of casino gaming
person.  We and STC have similar      in Nevada and New Jersey.
obligations with regard to any person
who fails or refuses to file          Windsor, Ontario Gaming Regulation
appropriate applications.  Each
gaming employee must obtain a work            Casino Windsor Ltd.,
permit.  The Mississippi Commission   Caesars' unconsolidated one-third
may refuse to issue a work permit to  owned Canadian corporation which a gaming employee (i) if the employee operates the casino in Windsor,
has committed larceny, embezzlement   Ontario, Canada, is required to
or any other crime of moral turpitude comply with licensing requirements or knowingly violated the Mississippi similar to those of Nevada and New
Act or the regulations of the         Jersey and is also subject to
Mississippi Commission, or (ii) for   operational regulation by the
any other reasonable cause.           Province of Ontario.

        Mississippi gaming licenses   Nova Scotia Gaming Regulation
are not transferable and must be
renewed periodically.  The                    ITT Sheraton's subsidiary,
Mississippi Commission may deny,      which both (i) owns and operates the
limit, condition, revoke and/or       casino in the City of Halifax, Nova
suspend any license, finding of       Scotia, and (ii) operates the casino
suitability or registration, and to   in the City of Sydney, Nova Scotia,
fine any person as it deems           is required to comply with licensing
reasonable and in the public          requirements similar to those of the
interest, subject to the due process  Province of Ontario and is also
considerations of notice and an       subject to operational regulation by
opportunity for a hearing.  The       the Province of Nova Scotia.
Mississippi Commission may fine any
licensee or other person who is
subject to the Mississippi Act up to  Indiana Gaming Regulation
$100,000 for each violation of the
Mississippi Act which is the subject          As a result of our proposed
of an initial complaint and up to     casino developments in Harrison
$250,000 for each violation of the    County, Indiana, we are or will be
Mississippi Act which is the subject  subject to the gaming regulations in
of any subsequent complaint.  The     force in that state.  Indiana
Mississippi Act provides for judicial imposes regulations on gaming
review of certain decisions of the    companies similar to, and in the
Mississippi Commission; however, the  Company's opinion, no more filing for such judicial review does  restrictive than, the gaming
not automatically stay the action     regulations in force in Nevada and
taken by the Mississippi Commission   New Jersey.
pending the court's review.
                                              For a more detailed
        License fees and taxes,       description of casino gaming
computed in various ways depending on regulations see "Governmental
the type of casino gaming involved,   Regulation and Related
are payable to the State of           Matters--Casino Gaming Regulation"
Mississippi and to the counties and   in our Annual Report on Form 10-K.
cities in which the gaming operations
are located.  Depending on the        Related Provisions of our Restated
particular fee or tax imposed, these  Articles of Incorporation fees and taxes are based on a
percentage of the gross gaming                Our Restated Articles of
revenues received by the casino       Incorporation provide that (i) all
operation, the number of slot         our securities are subject to
machines operated by such casino, or  redemption by us to the extent the number of table games operated by necessary to prevent the loss, or to such casino. Moreover, several local secure the reinstatement, of any
governments have been authorized to   casino gaming license held by us or
impose either additional gross fees   any of our subsidiaries within or
on adjusted gross gaming revenues or, without the United States of
alternatively, per person boarding    America, (ii) all our securities are
fees and annual license fees based on held subject to the condition that
the number of gaming devices aboard   if a holder thereof is found by a
the vessel.  License fees paid to the gaming
State of Mississippi are allowed as a
credit against Mississippi state
income taxes.

        In all other material
respects, casino gaming
authority in any such jurisdiction to institution of the particular
be disqualified or unsuitable         Offered Securities shall not at
pursuant to any gaming law, such      delivery be prohibited under the
holder will be required to dispose of laws of any jurisdiction in the
all our securities held by such       United States to which such
holder, and (iii) it will be unlawful institution is subject.
for any such disqualified person to   Underwriters will not have any
(a) receive payments of interest or   responsibility for the validity of
dividends on any of our securities,   such arrangements or the performance
(b) exercise, directly or indirectly, by us or such institutional
any rights conferred by any of our    investors.
securities or (c) receive any
remuneration in any form, for                 Underwriters, dealers and
services rendered or otherwise, from  agents that participate in the the subsidiary that holds the gaming  distribution of the Offered
license in such jurisdiction.         Securities may be underwriters, and
                                      any discounts or commissions
                                      received by them from us and any
         PLAN OF DISTRIBUTION         profit on the resale of the
                                      Securities by them may be treated as
        We may sell the Offered       underwriting discounts and
Securities (i) through underwriters   commissions, under the Securities
or dealers; (ii) directly to one or   Act of 1933 (the "Act").  Under
more purchasers; or (iii) through     agreements which may be entered into
agents.                               by us, underwriters, dealers and
                                      agents who participate in the
        If underwriters are used in   distribution of the Offered
the sale, the Offered Securities will Securities may be entitled to
be acquired by the underwriters for   indemnification by us against
their own account and may be resold   certain civil liabilities, including
in one or more transactions,          liabilities under the Act, or to
including negotiated transactions, at contribution with respect to
a fixed public offering price or at   payments which the underwriters,
varying prices determined at the time dealers or agents may be required to
of sale.  The obligations of the      make.  Underwriters, dealers and
underwriters to purchase such Offered agents may engage in transactions Securities will be subject to certain with, or perform services for, us or conditions. The underwriters will be our subsidiaries in the ordinary obligated to purchase all the Offered course of their businesses. Securities of the series offered by a
Prospectus Supplement if any of such
Offered Securities are purchased.                LEGAL OPINIONS
Any initial public offering price and
any discounts or concessions allowed          The legality of the Offered
or reallowed or paid to dealers may   Securities will be passed upon for
be changed from time to time.         us by Richard S. Ward, Esq., who is
                                      our Executive Vice President,
        Offered Securities may also   General Counsel and Corporate
be sold directly by us or through     Secretary, or another of our
agents designated by us.  Unless      lawyers, and for the Underwriters by
indicated in the Prospectus           Cravath, Swaine & Moore, New York,
Supplement, any such agent is acting  NY.  As to matters of Nevada law,
on a best efforts basis for the       Mr. Ward may rely on the opinion of
period of its appointment.            Roberto Rivera-Soto, Esq., Senior
                                      Vice President and General Counsel
        We may authorize agents,      of Caesars.  Both Mr. Ward and
underwriters or dealers to solicit    Mr. Rivera-Soto have interests in
offers by certain institutional       certain of our securities.  Cravath,
investors to purchase Offered         Swaine & Moore acts from time to
Securities providing for payment and  time as legal counsel to us on
delivery on a future date specified   various matters.
in the Prospectus Supplement.
Institutional investors to which such
offers may be made, when authorized,
include commercial and savings banks,
insurance companies, pension funds,
investment companies, education and
charitable institutions and such
other institutions as may be approved
by us.  The obligations of any such
purchasers under such delayed
delivery and payment arrangements
will not be subject to any conditions
except that the purchase by an

                EXPERTS

        The audited financial
statements and schedule incorporated
by reference in this Prospectus and
elsewhere in the registration
statement have been audited by Arthur
Andersen LLP, independent public
accountants, as indicated in their
report which accompanies such
statements and schedule, and are
incorporated by reference herein in
reliance upon the authority of said
firm as experts in accounting and
auditing in giving said report.

                                PART II

                INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuances and Distribution.

     Estimated expenses payable by the Company in connection with the offering herein described are as follows:


Printing and engraving                                        $100,000
Accountants' fees                                               75,000
Legal fees                                                      50,000
Securities and Exchange Commission registration fee            195,015
New York Stock Exchange listing fee                             30,000
Fees and expenses relating to Blue Sky qualifications
  and legality for investment                                   10,000
Rating Agency Fee                                               50,000
Fees and expenses of transfer agent                             10,000
Miscellaneous                                                   29,985
                                                              --------

             Total                                            $550,000
                                                              ========


          All amounts are estimated except for the registration fee payable to the Securities and Exchange Commission.

Item 15.  Indemnification of Directors and Officers.

          Any underwriters, dealers or agents who execute any of the underwriting, selling or other distribution agreements referred to in
Exhibit 1 to this Registration Statement will agree to indemnify the Company's directors and officers who signed the Registration Statement against certain liabilities which might arise under the Act from information furnished to the Company by or on behalf of any such indemnifying party.

          Subsection 1 of Section 78.751 of Chapter 78 of the Nevada Revised Statutes (the "NGCL"), allows a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and that, with respect to any criminal action or proceeding, he had reasonable cause to believe his action was unlawful.

          Subsection 2 of Section 78.751 of the NGCL allows a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he acted in any of the capacities set forth above, against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in accordance with the standard set forth above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

          Section 78.751 of the NGCL further provides that, to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsection (1) and (2), or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by
Section 78.751 of the NGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and that the scope of indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators. Finally, Section 78.752 of the NGCL empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the authority to indemnify him against such liabilities and expenses.

          Article Seventh of the Restated Articles of Incorporation of the Company and Article 4 of the Amended and Restated By-laws of the Company provide for indemnification of its officers and directors, substantially identical in scope to that permitted under Section
78.751 of the NGCL. The By-laws provide, pursuant to Subsection 5 of
Section 78.751 of the NGCL, that the expenses of officers and directors incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the officer or director is not entitled to be indemnified by the Company.

          The Company has entered into indemnification agreements with its directors that require it to indemnify such directors to the fullest extent permitted by applicable provisions of Nevada law, provided that any settlement of a third party action against a director is approved by the Company, and subject to limitations for actions initiated by the director, penalties paid by insurance, and violations of Section 16(b) of the 1934 Act and similar laws.

Item 16.  Exhibits.

          See Exhibit Index elsewhere herein.

Item 17.  Undertakings.

          The undersigned registrant hereby undertakes:

               (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

                    (1) To include any prospectus required by Section 10(a)(3) of the Act;

                    (2) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                    (3) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that clauses (1) and (2) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement;

               (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (c) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the 1934 Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, as amended (the "Trust Indenture Act"), in accordance with the rules and regulations prescribed by the Commission under
Section 305(b)(2) of the Trust Indenture Act.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 15 above or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by final adjudication of such issue.

                              SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city and state of New York on this 13th day of November, 1996.

                                    ITT CORPORATION

                                    By:  /s/ Jon F. Danski
                                         Jon F. Danski
                                         Senior Vice President and
                                         Controller
                                         (Principal Accounting Officer)


                           POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints RICHARD S. WARD and MARGARET M. FORAN, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments) and any subsequent registration statement filed by ITT Corporation pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     SIGNATURE                    TITLE                      DATE

/s/Rand V. Araskog*         Chairman and Chief        November 13, 1996
Rand V. Araskog            Executive and Director
(Principal Executive
Officer)

/s/Robert A. Bowman*       President and              November 13, 1996
Robert A. Bowman           Chief Operating
                           Officer and Director

/s/ Ann N. Reese*          Executive Vice President   November 13, 1996
Ann N. Reese               and Chief Financial
(Principal Financial       Officer
Officer)

/s/ Bette B. Anderson*     Director                   November 13, 1996
Bette B. Anderson

     SIGNATURE                    TITLE                      DATE

/s/ Nolan D. Archibald*       Director                November 13, 1996
Nolan D. Archibald

/s/ Robert A. Burnett*        Director                November 13, 1996
Robert A. Burnett

/s/ Paul G. Kirk, Jr.*        Director                November 13, 1996
Paul G. Kirk, Jr.

/s/ Edward C. Meyer*          Director                November 13, 1996
Edward C. Meyer

/s/Benjamin F. Payton*        Director                November 13, 1996
Benjamin F. Payton

/s/ Vin Weber*                Director                November 13, 1996
Vin Weber

/s/ Margita E. White*         Director                November 13, 1996
Margita E. White

/s/ Kendrick R. Wilson III*   Director                November 13, 1996
Kendrick R. Wilson III


















*By /s/ Margaret M. Foran                             November 13, 1996
 Margaret M. Foran
 (Attorney-in-Fact)

                             EXHIBIT INDEX



Exhibit                  Description                          Location
Number

1(a)     Form of Underwriting Agreement for
         Debt Securities to be distributed
         in the United States.  ((i) An
         Underwriting Agreement relating to
         securities to be distributed
         outside the United States or for
         Securities denominated in foreign
         currencies or foreign currency
         units or (ii) any Selling Agency
         or Distribution Agreement with any
         Agent will be filed as an exhibit
         to a Current Report on Form 8-K
         and incorporated herein by reference).   Filed herewith


1(b)     Form of Underwriting Agreement for
         Preferred Stock and Common Stock
         to be distributed in the United
         States...............................    Filed herewith

4(a)(i)  Form of Indenture to be entered
         into between ITT Corporation and
         The First National Bank of
         Chicago, as Trustee, with respect to
         the Senior Debt Securities...........    Filed herewith

(a)(ii)  Form of Indenture to be entered
         into between ITT Corporation and
         The First National Bank of
         Chicago, as Trustee, with respect to
         the Subordinated Debt Securities.....    Filed herewith

(a)(iii) Form of Indenture between ITT
         Corporation and one or more              Incorporated
         banking institutions to be               by reference
         qualified as Trustee pursuant to         to Exhibit 4(a)(i)
         Section 305(b)(2) of the Trust           or (ii) (except for
         Indenture Act of 1939...............     name of Trustee)

(a) (iv) Amended and Restated Indenture
         between ITT Corporation (formerly
         knows as ITT Destinations, Inc.)
         and The First National Bank of
         Chicago, Trustee, dated as of
         November 15, 1995, as Amended and
         Restated as of December 19, 1995.....    Filed herewith

                                                  The form or forms of such
                                                  Warrant Agreement with
                                                  respect to each particular
                                                  offering will be filed as
4(b)     Form of Warrant Agreement to be          an exhibit to a Current
         entered into by ITT Corporation          Report on Form 8-K and
         and the Warrant Agent (including         incorporated herein by
         form of Warrant Certificate).........    reference

                                                  The form or forms of such
                                                  Deposit Agreements with
                                                  respect to each particular
                                                  offering will be filed as
4(c)     Form of Deposit Agreement to be          an exhibit to a Current
         entered into by ITT Corporation          Report on Form 8-K and
         and the Depositary (including form of    incorporated herein by
         Depositary Receipt)..................    reference

                                                  The form or forms of such
                                                  Certificate of Designation
                                                  with respect to each
                                                  particular offering will be
                                                  filed as an exhibit to a
                                                  Current Report on Form 8-K
4(d)     Form of Certificate of                   and incorporated herein by
         Designations relating to Preferred
         Stock................................    reference

5        Opinion of Richard S. Ward, Esq.,
         Executive Vice President, General
         Counsel and Corporate Secretary,
         in respect of the legality of the
         securities to be registered..........    Filed herewith

12       Computation of ratios of earnings
         to fixed charges and dividends for       Incorporated by reference
         the nine months ended September 30,      to Exhibit 12 to our
         1996 and for each of the five            quarterly report on Form
         years ended December 31, 1995........    10-Q for the quarter ended
                                                  September 30, 1996

23       Consents of experts and counsel
         (a)  Consent of Arthur Andersen LLP..    Filed herewith
         (b)  Consent of Richard S. Ward, Esq.    Included in Exhibit 5
         (c)  Consent of Roberto Rivera-Soto,
              Esq., Senior Vice President
              and General Counsel of
              Caesars World, Inc..............    Filed herewith


                                                  Filed herewith (See pages
24       Power of attorney....................    II-4 and II-5)

25(a)    Form T-1 Statement of Eligibility
         and Qualification under the Trust
         Indenture Act of 1939 of The First
         National Bank of Chicago, Trustee
         under an Indenture pursuant to
         which Senior Debt Securities are
         to be issued.........................    Filed herewith


25(b)    Form T-1 Statement of Eligibility
         and Qualification under the Trust
         Indenture Act of 1939 of The First
         National Bank of Chicago, Trustee
         under an Indenture pursuant to
         which Subordinated Debt Securities
         are to be issued.....................    Filed herewith